Exhibit 99.1

Case 20-18445-JKS Doc 690 Filed 12/10/20 Entered 12/11/20 08:30:08 Desc Main
Document Page 1 of 108

Order Filed on December 10, 2020
by Clerk
U.S. Bankruptcy Court
District of New Jersey

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

Caption in Compliance with D.N.J. LBR 9004-1(b)
COLE SCHOTZ P.C.
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
Michael D. Sirota, Esq. (msirota@coleschotz.com)
Stuart Komrower, Esq. (skomrower@coleschotz.com)
Ryan T. Jareck, Esq. (rjareck@coleschotz.com)
Matteo Percontino, Esq. (mpercontino@coleschotz.com)
(201) 489-3000
(201) 489-1536 Facsimile

Attorneys for Debtors and Debtors in Possession

In re:

RTW RETAILWINDS, INC., *et al.*,

Debtors.[1]

Chapter 11

Case No. 20-18445 (JKS)

(Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE JOINT PLAN OF LIQUIDATION OF RTW RETAILWINDS, INC. AND AFFILIATED DEBTORS PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

The relief set forth on the following pages, numbered two (2) through fifty-one (51), is hereby **ORDERED**.

DATED: December 10, 2020

Honorable John K. Sherwood
United States Bankruptcy Court

1

The above-captioned debtors and debtors-in-possession (the “Debtors”) having: a.filed, on September 30, 2020, the Joint Plan of Liquidation of RTW Retailwinds, Inc. and Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 390] (as further modified, supplemented and amended including all attachments and exhibits thereto, the “Plan”);2 c.filed, on October 29, 2020, the revised, solicitation versions of the Plan and Disclosure Statement for the Joint Plan of Liquidation of RTW Retailwinds, Inc. and Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 523] (the “Disclosure Statement”); d.served on or about October 30, 2020, the Notice of (A) Approval of the Disclosure Statement and (B) Hearing to Consider Confirmation of the Plan and the Objection Deadline Related Thereto [Docket No. 600] (the “Confirmation Hearing Notice”); e.distributed solicitations materials, including the ballot for voting on the Plan (the “Ballot”) on or about October 30, 2020 in the form approved in that certain Order (I) Approving the Adequacy of Disclosure Statement; (II) Scheduling a Hearing on Plan Confirmation and Deadlines Related Thereto; (III) Approving the Solicitation, Notice and Tabulation Procedures and the Forms Related Thereto; And (IV) Granting Related Relief [Docket No. 515] (the “Approval/Procedures Order”), to holders of Claims and Interests and parties in interest, in compliance with the procedures contained in the Approval/Procedures Order, title 11 of the United States Code (as amended, the “Bankruptcy Code”), and the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), as set forth in the Affidavit of Service of Solicitation Materials (and any supplements thereto), dated November 17, 2020 [Docket No. 600] (the “Solicitation Affidavit”); f.filed, on December 4, 2020 the Declaration of Alex Orchowski of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Joint Plan of Liquidation of RTW Retailwinds, Inc. and Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 663] (the “Certification of Balloting”); 2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan. The rules of interpretation set forth in Article I.B of the Plan shall apply to this order (the “Confirmation Order”).

g.filed, on December 7, 2020 the Declaration of Robert Shapiro in Support of Confirmation of the Joint Plan of Liquidation of RTW Retailwinds, Inc. and Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 670]; and h.filed, on December 7, 2020, the Debtors’ Memorandum of Law in Support of Approval of Confirmation of the Plan [Docket No. 675] (the “Confirmation Brief”). The United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) having: a.entered the Approval/Procedures Order on October 29, 2020; b.filed on October 30, 2020, the form notice of Hearing on Plan Confirmation and Deadlines Related Thereto; Approving Solicitation, Notice and Tabulation Procedures and the Forms Related Thereto; c.by the Approval/Procedures Order, set the deadline to object to the Plan as December 2, 2020, at 4:00 p.m. (ET) and the Plan voting deadline as December 2, 2020, at 4:00 p.m. (ET); c.reviewed the Plan, the Confirmation Brief, the Certification of Balloting, and all other pleadings, exhibits, statements, affidavits, declarations and comments regarding Confirmation of the Plan, including all objections, statements and reservations of rights made with respect thereto; d.heard the statements, arguments and objections, if any, made by counsel and parties in interest in respect of Confirmation of the Plan; e.considered all oral representations, testimony, documents, filings and other evidence regarding Confirmation of the Plan; f.overruled any and all objections to the Plan and Confirmation thereof and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated in this Confirmation Order or on the record at the Confirmation Hearing; and g.taken judicial notice of the papers and pleadings filed in these chapter 11 cases (the “Chapter 11 Cases”).

NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all entities affected or to be affected by the Plan, and the transactions contemplated thereby, that the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing establish just cause for the relief granted herein, and that after due deliberation thereon and good cause appearing therefore, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law, and orders: FINDINGS OF FACT AND CONCLUSIONS OF LAW A.Findings and Conclusions. The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. B.Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Bankruptcy Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Standing Order of Reference to the Bankruptcy Court Under Title 11 of the United States District Court for the District of New Jersey, dated September 18, 2012 (Simandle, C.J.). Approval of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b) and the Bankruptcy

Court has jurisdiction to enter a final order with respect thereto. Venue was proper as of the Petition Date and is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. C.Eligibility for Relief. Each Debtor qualifies as a “debtor” under section 109 of the Bankruptcy Code. As such, the Debtors are proper proponents of the Plan. D.Commencement of these Chapter 11 Cases. On July 13, 2020 (the “Petition Date”), the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Debtors continue to operate their business and manage their properties as debtors-in-possession, pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. As of the date hereof, no trustee or examiner has been appointed in these Chapter 11 Cases. On July 24, 2020, the U.S. Trustee appointed an official committee of unsecured creditors. E.Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Debtors’ Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of these Chapter 11 Cases. F.The Bar Dates. On September 28, 2020, the Bankruptcy Court entered an Order Granting the Debtors’ Motion for Entry of an Order Establishing Bar Dates for Filing Proofs of Claim, Approving the Form and Manner for Filing Proofs of Claim and Approving Notice

Thereof [Docket No. 380], setting, as the last date for filing Claims against the Debtors that arose (or was deemed to have arisen) before the Petition Date, (i) November 6, 2020 for all creditors other than Governmental Units and (ii) January 11, 2021 for all Governmental Units. G.Burden of Proof. The Debtors have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence. The Debtors have met their burden with respect to each applicable element of section 1129 of the Bankruptcy Code. Each witness who testified on behalf of the Debtors at or in connection with the Confirmation Hearing was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony. The Disclosure Statement H.The Disclosure Statement. The Debtors’ use of the Disclosure Statement to solicit votes to accept or reject the Plan was authorized by the Approval/Procedures Order and was appropriate. Solicitation of votes on the Plan complied with the Approval/Procedures Order. The Solicitation Process I.Solicitation. Each of the Plan, the Disclosure Statement, the Ballots, and the Confirmation Hearing Notice were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules of the United States Bankruptcy Court for the District of New Jersey (the “Local Rules”), and the Approval/Procedures Order. The form of the Ballot adequately addresses the particular needs of these Chapter 11 Cases and is appropriate for the holders of Claims in Class 5 (General

Unsecured Claims) – the Class of Claims entitled to vote to accept or reject the Plan. The period during which the Debtors solicited acceptances to the Plan was a reasonable period of time for holders to make an informed decision to accept or reject the Plan, and was in accordance with the Approval/Procedures Order, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule, or regulation. The Debtors were not required to solicit votes from the holders of Claims or Interests in Class 1 (Secured Tax Claims), Class 2 (Other Secured Claims), Class 3 (Other Priority Claims), Class 4 (Prepetition Credit Party Claims), Class 6 (Intercompany Claims), Class 7 (Subordinated Claims) or Class 8 (Interests) as these Classes and Interests are (i) Unimpaired under the Plan, and thus, the holders of such Claims or Interests are deemed to have accepted the Plan; or (ii) not receiving or retaining any property under the Plan, and thus, the holders of such Claims or Interests are deemed to reject the Plan. As described in and as evidenced by the Certification of Balloting, the transmittal and service of the Plan, the Disclosure Statement, the Ballot, and the Confirmation Hearing Notice (the “Solicitation”) were timely, adequate and sufficient under the circumstances. J.Notice. All parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Plan) were served with the Confirmation Hearing Notice and have been given due, proper, timely, and adequate notice in accordance with the Approval/Procedures Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule, or regulation, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice or resolicitation is required. K.Good Faith Solicitation. Based on the record before the Bankruptcy Court in these Chapter 11 Cases, the Debtors, their current officers, directors, employees, and agents and their respective attorneys, financial advisors, accountants, and other professionals retained by such persons have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Approval/Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein, the exculpation provisions set forth in Article VIII of the Plan. L.Voting. As evidenced by the Certification of Balloting, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Plan, the Approval/Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and any applicable non-bankruptcy law, rule, or regulation. As set forth in the Certification of Balloting, Class 5 voted to accept the Plan. Based on the foregoing, and as evidenced by the Certification of Balloting, at least one Impaired Class of Claims has voted to accept the Plan in accordance with the requirements of sections 1124 and 1126 of the Bankruptcy Code.

M.Releases, Exculpation and Injunction. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the releases,3 settlements, compromises, exculpations, and injunctions set forth in Article VIII of the Plan and as modified (as applicable) and implemented by this Confirmation Order, are fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, Creditors and Interest holders. The Debtor Releases and the Consensual Third-Party Releases are warranted, necessary, and appropriate, and are, in the case of the Consensual Third-Party Releases, consensual, and such releases are supported by the facts and the circumstances of these Chapter 11 Cases and are consistent with sections 105, 1123(b)(6), and 1129 of the Bankruptcy Code and applicable law in this jurisdiction. The record of the Confirmation Hearing and these Chapter 11 Cases is sufficient to support the settlements, releases, exculpations, and injunctions provided for in Article VIII of the Plan. Compliance with the Requirements of Section 1129 of the Bankruptcy Code N.Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Plan is dated and identifies the Debtors as the proponents of the Plan, thereby satisfying section 1129(a)(1) of the Bankruptcy Code. (i)Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). With the exception of Administrative Claims (including Professional Fee Claims) and Priority Tax Claims, which need not be classified, Article III of the Plan classifies eight (8) Classes of Claims and Interests 3 “Debtor Releases” means the releases set forth in Article VIII.D.1 of the Plan and “Consensual Third-Party Releases” means the releases set forth in Article VIII.D.2 of the Plan.

in the Debtors. The Claims and Interests placed in each Class are substantially similar to the other Claims and Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. Accordingly, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code. (ii)Unimpaired Classes Specified (11 U.S.C. § 1123(a)(2)). Articles III.B and III.C of the Plan specify that Claims or Interests in Class 1 (Secured Tax Claims), Class 2 (Other Secured Claims), Class 3 (Other Priority Claims), and Class 4 (Prepetition Credit Party Claims) (collectively referenced as the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code. (iii)Specified Treatment of Impaired Class (11 U.S.C. § 1123(a)(3)). Articles III.B and III.C of the Plan designate Claims in Class 5 (General Unsecured Claims), Class 6 (Intercompany Claims), Class 7 (Subordinated Claims), and Class 8 (Interests) (the “Impaired Classes”) as impaired within the meaning of section 1124 of the Bankruptcy Code and clearly specify the treatment of such Claims in that Class, thereby satisfying section 1123(a)(3) of the Bankruptcy Code. (iv)No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment for each Claim or Interest in each respective Class thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(v)Adequate Means for Plan Implementation (11 U.S.C. § 1123(a)(5)). The Plan provides adequate and proper means for the implementation of the Plan, including, without limitation, (i) creation of the Liquidation Trust; and (ii) the procedures for making distributions to holders of Allowed Claims and Interests. Accordingly, the Plan satisfies section 1123(a)(5) of the Bankruptcy Code. (vi)Prohibition of Issuance of Non-Voting Securities (11 U.S.C. § 1123(a)(6)). Section 1123(a)(6) of the Bankruptcy Code does not apply to the Plan because the Debtors do not propose to issue any non-voting equity securities under the Plan and any charter of the Debtors will, after the Effective Date, no longer be valid and existing. (vii)Designation of Officers, Directors or Trustees (11 U.S.C. § 1123(a)(7)). The Plan does not appoint any officers or directors of the Debtors. Section 1123(a)(7) of the Bankruptcy Code is thus inapplicable. (viii)Earnings from Personal Services (11 U.S.C. § 1123(a)(8)). Section 1123(a)(8) of the Bankruptcy Code applies only to individual debtors and is not applicable to these Chapter 11 Cases. (ix)Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1)). As permitted by section 1123(b)(1) of the Bankruptcy Code, pursuant to Articles III.A and III.B of the Plan, Claims or Interests in the Impaired Classes are impaired and, pursuant to Articles III.A and III.B of the Plan, Claims in the Unimpaired Classes, are Unimpaired.

(x)Assumption and Rejection (11 U.S.C. § 1123(b)(2)). As permitted by section 1123(b)(2) of the Bankruptcy Code and Article VII of the Plan, all Executory Contracts and Unexpired Leases shall be deemed rejected as of the Effective Date, unless such executory contract or unexpired lease: (i) was assumed and assigned previously or rejected previously by the Debtors, (ii) previously expired or terminated pursuant to its own terms; (iii) is the subject of a motion to assume filed on or before the Effective Date; or (iv) has been assumed and assigned to a purchaser of the Debtors’ assets. Rejection of these executory contracts and unexpired leases pursuant to the Plan satisfies the requirements of section 365 of the Bankruptcy Code and is expressly authorized by section 1123(b)(2) of the Bankruptcy Code. The Debtors have exercised reasonable business judgment in determining to reject the Executory Contracts and Unexpired Leases to be rejected under the Plan. The rejection of each Executory Contract or Unexpired Lease rejected under the Plan shall be binding on the Debtors and each non-debtor party to each such executory contract or unexpired lease. (xi)Settlement/Retention of Claim or Interests (11 U.S.C. § 1123(b)(3)). The entry of this Confirmation Order constitutes the Court’s approval of all the compromises and settlements embodied in the Plan, and the Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, and all holders of Claims and Interests, and are fair, equitable, and well within the range of reasonableness. In concluding that the compromises and settlements contained in the Plan are substantively fair, the Court considered the following factors: (i) the probability of success of potential litigation compared to the benefit of such compromises and settlement; (ii) the likelihood of complex and protracted litigation and the risk and difficulty of collecting on the judgment; (iii) the proportion of creditors and parties in interest that support the compromises and settlements; (iv) the competency of counsel; and (v) the extent to which the compromises and settlement are the product of arm’s length negotiations. The Court finds that each of these factors weigh in favor of approving the compromises and settlements embodied in the Plan. With respect to retention of Claims and Interests, as permitted by section 1123(b)(3) of the Bankruptcy Code, Article IV of the Plan provides that, from and after the Effective Date, except as otherwise expressly provided in the Plan, the Liquidation Trustee may pursue (i) objections to, estimation of and settlements of Claims and Interests, other than Claims or Interests that are Allowed pursuant to the Plan and (ii) any cause of action of the Debtors’ Estates not otherwise released under the Plan. (xii)Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). As permitted by section 1123(b)(6) of the Bankruptcy Code, the Plan includes other appropriate provisions not inconsistent with the applicable provisions of the Bankruptcy Code, including, without limitation, certain release, exculpation, and injunction provisions in Article VIII of the Plan. Based upon the facts and circumstances of these Chapter 11 Cases, the release, exculpation, and injunction provisions in the Plan, including the releases set forth in Article VIII.D of the Plan, are fair, equitable, and reasonable, are supported by sufficient and valuable consideration, are an integral component of compromises and settlements underlying the Plan, are necessary for the realization of value for stakeholders, are the product of extensive arm’s length negotiations, or based on consent, were necessary to the formation of the consensus embodied in the Plan documents, are in the best interests of the Debtors and their Estates, Creditors, and Interest holders, and are, in light of the foregoing, appropriate. The failure to implement the release, exculpation, and injunction provisions would seriously impair the Debtors’ ability to confirm and consummate the Plan, and would possibly lead to the conversion of the Debtors’ Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code. Each Exculpated Party and Released Party afforded value to the Debtors and aided in the plan process. Each Exculpated Party and Released Party played an integral role in the formulation of the Plan and has expended significant time and resources analyzing and negotiating the issues presented by these Chapter 11 Cases. In addition, the Consensual Third-Party Releases set forth in Article VIII.D.2 of the Plan are consensual and the exculpations in Article VIII.C of the Plan do not relieve any party of liability for fraud, gross negligence or willful misconduct. Accordingly, based upon the record of these Chapter 11 Cases, the representations of the parties, and/or the evidence proffered or adduced at the Confirmation Hearing, the Bankruptcy Court finds that the release, exculpation, and injunction provisions set forth in Article VIII of the Plan are consistent with the Bankruptcy Code and applicable law and are appropriate under the circumstances. O.The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Except as otherwise provided for or permitted by order of the Bankruptcy Court, the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the

Local Rules, and the Approval/Procedures Order in transmitting the Plan, the Disclosure Statement, the Ballot, and related documents and notices and in soliciting and tabulating the votes on the Plan. Accordingly, the requirements of section 1129(a)(2) of the Bankruptcy Code are satisfied. P.Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan, including all documents necessary to effectuate the Plan, in good faith and not by any means forbidden by law, thereby satisfying the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ good faith, serve the public interest, and assure fair treatment of holders of Claims and Interests. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to maximize distributions to all Creditors and Interest holders. Further, the Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are integral to the Plan and supported by valuable consideration. Q.Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors, or by any other person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been approved by, or shall be subject to the approval of, the Bankruptcy Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code. R.Directors, Officers, and Successors (11 U.S.C. § 1129(a)(5)). The Plan does not appoint any officers or directors of the Debtors, except as otherwise set forth in Article IV.C with respect to the Liquidation Trustee. S.No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate changes over which a governmental regulatory commission has jurisdiction. Accordingly, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases. T.Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The liquidation analysis (attached as Exhibit B to the Disclosure Statement) and other evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that each holder of a Claim in an Impaired Class either has accepted the Plan or will receive or retain under the Plan, on account of such Claim, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. The liquidation analysis provided in the Disclosure Statement, including the methodology used and estimations and assumptions made therein, and the evidence related thereto that was proffered at the Confirmation Hearing (a) is persuasive and credible as of the dates such evidence was prepared, presented, or proffered, (b) either has not been controverted by other persuasive evidence or has not been challenged, (c) is based upon reasonable and sound assumptions, and (d) provides a reasonable estimate of the liquidation value of the Debtors’ Estates upon a conversion to a chapter 7 case. Recoveries pursuant to the Plan are equal to or in excess of those that would be available if the Debtors were liquidated pursuant to chapter 7 and, therefore, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. U.Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Claims in Class 1 (Secured Tax Claims), Class 2 (Other Secured Claims), Class 3 (Other Priority Claims), and Class 4 (Prepetition Credit Party Claims) are Unimpaired under the Plan and are conclusively presumed to have accepted the Plan without the solicitation of acceptances or rejections pursuant to section 1126(f) of the Bankruptcy Code. Holders of Claims in Class 5 (General Unsecured Claims) voted to accept the Plan by at least two-thirds in amount and one-half in number. See Certification of Balloting, Exhibit A. Accordingly, the Plan satisfies the requirements of section 1129(a)(8) of the Bankruptcy Code. V.Treatment of Administrative Claims, Priority Tax Claims, and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Claims under the Plan of the type specified in sections 507(a)(1) through 507(a)(8) of the Bankruptcy Code, if any, complies with the provisions of section 1129(a)(9) of the Bankruptcy Code because Article II of the Plan provides that, except to the extent an entity agrees to less favorable treatment: (i) each holder of an Allowed Administrative Claim (except with respect to Professional Fee Claims, which shall be paid upon Final Order of allowance by the Bankruptcy Court) shall be paid (x) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date or (y) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed, if such Administrative Claim is not Allowed as of the Effective Date and (ii) each holder of an Allowed Priority Tax Claim shall either (x) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, plus interest at the rate determined under applicable non-bankruptcy law and to the extent provided for by section 511 of the Bankruptcy Code; or (y) such other treatment (which treatment shall be no more favorable than the treatment set forth in subsection (x)) as may be agreed upon by such holder and the Debtors or otherwise determined upon an order of the Bankruptcy Court. Accordingly, the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code. W.Acceptance by at Least One Impaired Class (11 U.S.C. § 1129(a)(10)). The requirements of section 1129(a)(10) of the Bankruptcy Code are met with respect to the Debtors. See Certification of Balloting, Exhibit A. Claims in Class 1 (Secured Tax Claims), Class 2 (Other Secured Claims), Class 3 (Other Priority Claims), and Class 4 (Prepetition Credit Party Claims) are Unimpaired under the Plan and are conclusively presumed to have accepted the Plan without the solicitation of acceptances or rejections pursuant to section 1126(f) of the Bankruptcy Code. Holders of Claims in Class 5 (General Unsecured Claims) are each impaired under the Plan and voted to accept the Plan by at least two-thirds in amount and one-half in number. See Certification of Balloting, Exhibit A. Accordingly, the Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. X.Feasibility (11 U.S.C. § 1129(a)(11)). The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The information in the Disclosure Statement and the evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that the Plan is feasible and that there is a reasonable prospect of the Debtors being able to meet their financial obligations under the Plan and that confirmation of the Plan is not likely to be followed by the need for further liquidation or financial reorganization of the Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code. Y.Payment of Fees (11 U.S.C. § 1129(a)(12)). Pursuant to Article II.C of the Plan, the Debtors are required to pay all statutory fees due and owing to the U.S. Trustee at the time of Confirmation on or before the Effective Date. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Z.No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). With respect to the Impaired Classes deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code even though the requirements of section 1129(a)(8) have not been met. The Debtors have demonstrated by a preponderance of the evidence that the Plan (a) satisfies all of the other requirements of section 1129(a) of the Bankruptcy Code and (b) does not “discriminate unfairly” and is “fair and equitable” with respect to Classes that were deemed to reject the Plan. The Plan is “fair and equitable” with respect to the non-accepting Claimants because no junior Class of Claims or Interests will receive or retain any property from the Debtors’ Estates under the Plan on account of such Claims or Interests. The evidence supporting the Plan proffered or adduced by the Debtors at, or prior to, or in declarations filed in connection with, the Confirmation Hearing regarding the Debtors’ classification and treatment of Claims: (a) is reasonable, persuasive, credible, and accurate; (b) utilizes reasonable and appropriate methodologies and assumptions; and (c) has not been controverted by other creditable evidence. The Plan, therefore, satisfies the requirements of section 1129 of the Bankruptcy Code and may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan. AA.Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan that was solicited and brought to the Bankruptcy Court for confirmation in these Chapter 11 Cases. Accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases. BB.Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933 and no governmental entity has objected to the confirmation of the Plan on any such grounds. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. CC.Non-Applicability of Certain Sections (11 U.S.C. §§ 1123(c), 1129(a)(13) - (16), 1129(e)). The Debtors are not individuals and do not owe any domestic support. The Debtors also have no obligation to pay for retiree benefits and are neither a nonprofit corporation nor

“small business.” Accordingly, sections 1123(c), 1129(a)(13) - (16), and 1129(e) of the Bankruptcy Code do not apply to these Chapter 11 Cases. DD.Modifications of the Plan (11 U.S.C. § 1127). The modifications made to the Plan since the Solicitation do not constitute changes that materially or adversely change the treatment of any Claims or Interests and do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of acceptances or rejections of the Plan under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Interests against the Debtors be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Thus, the Debtors have complied in all respects with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. EE.Satisfaction of Confirmation Requirements. Based upon the foregoing, all other pleadings, documents, exhibits, statements, declarations and affidavits filed in connection with Confirmation of the Plan, and all evidence and arguments made, proffered or adduced at the Confirmation Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code. FF.Implementation. All documents and agreements necessary to implement the Plan, and all other relevant and necessary documents, have been negotiated in good faith and at arm’s length, do not inappropriately conflict with applicable non-bankruptcy law, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements.

GG.Good Faith. Based on the record before this Bankruptcy Court in these Chapter 11 Cases, the Debtors will be acting in good faith within the meaning of section 1125(e) of the Bankruptcy Code if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby and (ii) take the actions authorized and directed by this Confirmation Order, and shall not be liable under any applicable law, rule, or regulation governing solicitation of acceptance or rejection of the Plan or the offer, issuance, sale, or purchase of securities. HH.Additional Findings Regarding Releases. The releases provided pursuant to Article VIII of the Plan: (i) represent a sound exercise of the Debtors’ business judgment; (ii) were negotiated in good faith and at arm’s length; and (iii) are (a) in exchange for good and valuable consideration, (b) a good faith settlement and compromise of the claims released thereby, (c) in the best interest of the Debtors and their Estates, and (d) fair, equitable, and reasonable under the circumstances of these Chapter 11 Cases. II.Retention of Jurisdiction. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Bankruptcy Court, except as otherwise provided in the Plan or herein, shall retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases and the Plan to the fullest extent permitted by law.

ORDER ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT: General Decrees and Implementation 1.Confirmation of the Plan. The Plan attached hereto as Exhibit A, and each of its provisions, shall be, and hereby is, CONFIRMED pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order. 2.Objections Overruled. All objections, responses to, and statements and comments, if any, in opposition to or inconsistent with the Plan, other than those withdrawn with prejudice or resolved in their entirety prior to, or on the record at, the Confirmation Hearing, shall be, and hereby are, OVERRULED and DENIED except as set forth herein. All withdrawn objections are deemed withdrawn with prejudice. 3.Plan Classification Controlling. Unless otherwise set forth herein, the classifications of Claims and Interests for purposes of distributions under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors’ creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for the purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Interests under the Plan for distribution purposes, (c) may not be relied upon by any Creditor or Interest holder as representing the actual classification of such Claims or Interests under the Plan for distribution or any other purpose (other than for evidencing the vote of such party on the Plan), and (d) shall not be binding on the Debtors or holders of Claim or Interests for purposes other than for voting. 4.Confirmation Hearing Notice. The Debtors provided good and sufficient notice of the Confirmation Hearing and the deadlines for filing and serving objections to the Plan, which notices hereby are approved. 5.Implementation of the Plan. The Debtors and the Liquidation Trustee each to the extent applicable and in accordance with the terms and conditions of the Plan, are authorized to (i) execute, deliver, file, and/or record such documents, contracts, instruments, releases, and other agreements, (ii) make any and all distributions and transfers contemplated pursuant to, and as provided for in, the Plan, and (iii) take such other actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan. 6.Approval of Liquidation Trust Agreement. The Liquidation Trust Agreement and Declaration of Trust (the “Liquidation Trust Agreement”) attached to the Plan Supplement is approved and the Debtors and the Liquidation Trustee, as applicable, are authorized and directed to execute and perform under the Liquidation Trust Agreement without further order of this Bankruptcy Court. META Advisors LLC is recognized and approved as the initial Liquidation Trustee, and the Liquidation Trustee is (a) authorized to execute and perform under the Liquidation Trust Agreement, to appear and be heard before this Bankruptcy Court on all matters relating to the Chapter 11 Cases (as a representative of the Liquidation Trust, the Debtors, and/or the Estates, as appropriate), and to present to creditors, other courts of competent jurisdiction, and any other party the Liquidation Trust Agreement, the Plan, and this Confirmation Order as evidence of his authority and (b) vested with all of the power and authority set forth in the Plan and the Liquidation Trust Agreement and otherwise as is necessary or proper to carry out the provisions of the Plan or the Liquidation Trust Agreement, as applicable. 7.Liquidation Trust Expense Reserve. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Effective Date of the Plan shall not occur unless and until the Liquidation Trust Expense Reserve is funded in the amount of no less than $500,000, as set forth on Exhibit B to the Plan Supplement. 8. No Action. To the extent that, under applicable non-bankruptcy law, any action to effectuate the terms of the Plan would otherwise require the consent or approval of the managers, directors, or officers of the Debtors, this Confirmation Order shall, pursuant to sections 1123(a)(5) and 1142 of the Bankruptcy Code, constitute the consent or approval, and such actions are deemed to have been taken by unanimous action of the managers, directors, and officers of the Debtors. 9.Binding Effect. From and after entry of this Confirmation Order, and subject to the occurrence of the Effective Date, except to the extent otherwise provided in the Plan or this Confirmation Order, the provisions of the Plan, as applicable, shall be binding on and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such Person, including, but not limited to, all holders of Claims and Interests of the Debtors (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors, and all other parties in interest in these Chapter 11 Cases. 10.Vesting of Assets in the Liquidation Trust. Notwithstanding section 1141(b) of the Bankruptcy Code, the Debtors’ assets shall vest in the Liquidation Trust, under the exclusive control of the Liquidation Trustee, in accordance with the provisions of the Plan and this Confirmation Order. 11.Cancellation of Outstanding Interests. As of the Effective Date, and as except as otherwise provided for in the Plan, except for purposes of evidencing a right to a distribution under the Plan or as otherwise provided for in the Plan or herein, (a) all agreements and other documents evidencing the Claims or rights of any holders of such Claims against the Debtors, including, but not limited to, all contracts, notes, and guarantees, and (b) all Interests, shall be deemed automatically cancelled and the obligations of the Debtors thereunder or in any way related thereto, including any obligation of the Debtors to pay any franchise or similar type taxes on account of such Claims or Interests, shall be released. 12.Cancellation of Existing Securities. Except as otherwise provided in the Plan or any agreement, instrument or other document incorporated in the Plan, on the Effective Date, the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan) shall be released. 13.The Prepetition Administrative Agent (as defined in the Interim Cash Collateral Order), on behalf of the Prepetition Credit Parties is hereby authorized to maintain Cash in a non-interest bearing account maintained at Wells Fargo Bank, N.A. (i) an amount equal to $200,000, less any portion of that amount that has been returned to the Debtors by the Prepetition Credit Parties, to secure payment of all costs, expenses, and other amounts (including reasonable and documented attorneys’ fees) owed to or incurred by the Prepetition Credit Parties related to the Financing Agreements, the Obligations, or the liens granted to the Prepetition Credit Parties, as applicable, whether in these Cases or independently in another forum, court, or venue (the “Indemnification Claim Reserve”); plus, (ii) an additional $100,000 to secure payment of any Bank Products or similar services provided to the Debtors at any time (the “Bank Products Claim Reserve”); plus, (iii) an amount equal to one hundred and five percent (105%) of all Letter of Credit Exposure (as defined in the Loan Agreement) in accordance with paragraph 6(h) of the Interim Cash Collateral Order (the “Letters of Credit Claim Reserve”). The Letters of Credit Claim Reserve amount is subject adjustment as letters of credit are drawn or expire and any amounts in excess of 105% of the aggregate Letter of Credit Exposure shall be returned to the Debtors’ estates on an ongoing basis within five (5) business days of the day that the applicable letter of credit is drawn, canceled, expires or is replaced. The funds in the Indemnification Claim Reserve, Bank Products Claim Reserve and Letters of Credit Claim Reserve (collectively, the “Reserves”) shall be subject to valid, binding, senior and perfected liens upon and security interests in favor of the Prepetition Credit Parties to secure Payment in Full. The Prepetition Administrative Agent, on behalf of the Prepetition Credit Parties, and notwithstanding anything to the contrary set forth in the Second Interim Cash Collateral Order and Final Cash Collateral Order, Plan or otherwise, is hereby authorized to apply the funds in the Reserves to the Prepetition Credit Party Claims if and as they arise or become fixed. The Prepetition Administrative Agent shall provide the Debtors, Committee and/or Liquidation Trustee with a summary of all funds from the reserves applied to the Obligations within five (5) business days of any such application. Notwithstanding anything in this Order to the contrary, at such time as any of the Claims of the Prepetition Credit Parties become fixed or no longer exist, any unused amounts in the applicable Reserves shall be turned over to the Liquidating Trust as follows: (i) Bank Products Claim Reserve within five (5) days following the date on which all deposit accounts maintained at Wells Fargo Bank, N.A. are closed and all Bank Products have been terminated; (ii) Indemnification Claim Reserve within sixty (60) days following the Effective Date; and (iii) Letters of Credit Claim Reserve as set forth above. Also, for the avoidance of doubt the definition of “Indemnification Claim” in the Plan shall be deemed to include all contingent claims, whether related to a Challenge or otherwise, that arise on or before the Effective Date, notwithstanding anything contained in the Plan. 14.Directors, Officers and Board Members of the Debtors. As of the Effective Date, except for purposes of evidencing a right to a distribution under the Plan or as otherwise provided for in the Plan or herein, all officers, directors, and members of the Board of the Debtors shall be deemed to have resigned. Treatment of Executory Contracts and Unexpired Leases 15.The provisions of Article VII of the Plan governing executory contracts and unexpired leases are hereby approved in their entirety. 16.Rejection of Contracts and Leases. On the Effective Date, except as otherwise provided under the Plan, and except to the extent that the Debtors either previously has assumed, assumed and assigned, or rejected an executory contract or unexpired lease by an order of the Bankruptcy Court or has filed a motion to assume or assume and assign an executory contract or unexpired lease prior to the Effective Date, each executory contract and unexpired lease entered into by the Debtors prior to the Petition Date that has not previously expired or terminated pursuant to its own terms shall be deemed rejected pursuant to section 365 of the Bankruptcy Code. This Confirmation Order shall constitute approval of any such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. 17.Claims Based on Rejection of Contracts or Leases. Claims, if any, created by the rejection of Executory Contracts and Unexpired Leases, must be filed with the Bankruptcy Court and served on the Liquidation Trustee by the earlier of (a) twenty-one (21) days after service of the Notice of Effective Date (as defined below), (b) twenty-one (21) days after service of notice of entry of an order of the Court (other than the Confirmation Order) approving the rejection of a particular Executory Contract or Unexpired Lease on the counterparty thereto, or (c) such other date as established pursuant to the Court’s Order Authorizing and Approving Procedures for Rejection of Executory Contracts and Unexpired Leases [Docket No. 54] and applicable notices filed and served by the Debtors pursuant thereto. Absent order of the Court to the contrary, any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed by the applicable deadline will not be considered Allowed and such Person or Entity shall not be treated as a Creditor for purposes of distributions under the Plan with respect to such claim. 18.Objections to Claims. Except as expressly provided in the Plan or in this Confirmation Order, the Debtors (before the Effective Date) or the Liquidation Trustee (on or after the Effective Date), as applicable, shall have the exclusive authority to file objections to Claims. With respect to Administrative Claims, Professional Fee Claims, Secured Tax Claims, Priority Tax Claims, Other Secured Claims, Other Priority Claims, and Prepetition Credit Party Claims, the Debtors and the Liquidation Trustee shall have standing to object to any such Claims. 19.Setoffs and Recoupment. Except with respect to Professional Fee Claims or Claims or Interests that are Allowed pursuant to the Plan, the Liquidation Trustee may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the

Debtors may have against the claimant pursuant to section 558 of the Bankruptcy Code or otherwise, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Liquidation Trustee of any such Claim it may have against the holder of such Claim. 20.Notwithstanding anything to the contrary in the Disclosure Statement, the Plan or this Confirmation Order, nothing shall modify the rights, if any, of any holder of an Allowed Claim arising from an Executory Contract or Unexpired Lease, to assert any right of setoff or recoupment that such party may have under applicable bankruptcy or non-bankruptcy law, including, but not limited to, (i) the ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Lease(s) with the Debtors, or any successors to the Debtors, under the Plan; (ii) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation; or (iii) assertion of setoff or recoupment as a defense, if any, to any claim or action by the Debtors, the Liquidation Trustee, or any of their successors. Notwithstanding the foregoing, the rights of the Debtors, the Liquidation Trustee, and any of their successors to contest a right of setoff or recoupment asserted by any holder of Allowed Claim arising from an Executory Contract or Unexpired Lease are fully reserved and preserved. 21.Nothing in this Confirmation Order or the Plan precludes or prohibits Cedot Realty Corp. and the landlords set forth on Schedule A to the Limited Objection of Various Landlords to Debtors’ Joint Chapter 11 Plan of Liquidation [Docket No. 655] (the “Landlords”) from amending timely filed proofs of claim to assert indemnification obligations

(if any) that arise from third-party claims asserted with respect to or arising from the Debtors' use and occupancy of the respective premises prior to the effective date of rejection of the respective leases and the Debtors, the Committee, and upon approval of the Plan and on the Effective Date, the Liquidation Trustee on behalf of the Liquidation Trust, reserve all rights, claims, objections, and defenses in connection with same. Nothing in this Confirmation Order or the Plan precludes or prohibits the Landlords from asserting late fees in connection with Claims; provided however, that the Debtors, the Committee, and upon approval of the Plan and on the Effective Date, the Liquidation Trustee reserve all rights, claims, objections, and defenses in connection with same. Notwithstanding Article V.L.1 of the Plan, in the event the Liquidation Trustee asserts a Claim held by the Landlords should be reduced or disallowed because such Claim was partially paid or paid in full by a third-party, the Liquidation Trustee shall provide at least fourteen (14) days’ notice to the Landlords, with an opportunity for the Landlords to object and be heard by the Bankruptcy Court, prior to reducing or disallowing such Claim. Administrative Claims and Professional Fees 22.Administrative Claim Bar Date. Except as otherwise provided in the Plan, requests for payment of Administrative Claims must have been or be filed on or before the Administrative Claims Bar Date, which is twenty-one (21) days from service of the Notice of Effective Date or such other date ordered by the Bankruptcy Court. Holders of Administrative Claims that are or were required to, but did not or do not, file and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be entitled to no distribution under the Plan. Administrative Claims shall be deemed allowed upon the expiration of the Administrative Claim Objection Bar Date, unless (a) the Debtors have filed an objection to an Administrative Claim; or (b) sought relief from the Court to extend the Administrative Claim Bar Date. 23.Professional Fee Claims. All final requests for Payment of Professional Fee Claims must be filed and served on the Debtors, the Liquidation Trustee, and such other entities who are designated by the Bankruptcy Rules, the Interim Compensation Order or any other applicable order of the Bankruptcy Court, and other necessary parties in interest no later than twenty-one (21) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professional Order may continue to receive such compensation or reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professional Order. Objections to any Fee Claim must be Filed and served on the Debtors, the Liquidation Trustee and the requesting party no later than twenty-one (21) days from the service of an application for final allowance of a Professional Fee Claim. To the extent necessary, the Plan and this Confirmation Order shall amend and supersede any previously entered order regarding the payment of Professional Fee Claims.

Releases, Injunction and Exculpation 24.All release, injunction and exculpation provisions contained in the Plan, including, without limitation, those contained in Article VIII of the Plan, are hereby authorized, approved and shall be effective and binding on all persons and entities, to the extent expressly described in the Plan. For the avoidance of doubt, and as set forth below, nothing shall alter, enjoin, limit, impair or delay the Prepetition Administrative Agent’s and Prepetition Credit Parties’ rights with respect to the Plan, the Second Interim Cash Collateral Order and the Final Cash Collateral Order. 25.Debtor Releases. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is expressly, unconditionally, generally and individually and collectively released, acquitted and discharged by the Debtors and their Estates from any and all actions, claims, obligations, rights, suits, judgments, damages, demands, debts, rights, remedies, Causes of Action, and liabilities of any nature whatsoever, or any other claim against any Released Party, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, fixed or contingent, liquidated or unliquidated, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, that the Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the purchase, sale or rescission of the purchase or sale of, or any other transaction relating to any Security of the Debtors, the Debtors, the Debtors’ restructuring efforts, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan or related agreements, instruments or other documents (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, however, that the foregoing releases shall have no effect on the liability of any person or Entity that results from any act or omission based on or arising out of gross negligence, fraud or willful misconduct. 26.Consensual Third-Party Releases. As of the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, unless a holder of a Claim in an impaired class that is entitled to vote (i) has voted to reject the Plan; (ii) has opted out of the Consensual Third Party Releases; or (iii) filed an objection to the Consensual Third Party Releases in connection with Plan confirmation, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of an Allowed Claim, shall be deemed to forever release, waive, and discharge the Released Parties of all claims, obligations suits, judgments, damages, demands, debts, rights, remedies, Causes of Action and liabilities of any nature whatsoever, whether direct or derivative, known or unknown, foreseen or unforeseen, matured or unmatured, fixed or contingent, liquidated or unliquidated, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, including, without limitation, any of the foregoing based on or relating to, or in any manner arising from, in whole or in part, the purchase, sale or rescission of the purchase, sale, or any other transaction relating to any Security of the Debtors, the Debtors, the Debtors’ restructuring efforts, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan or related agreements, instruments or other documents (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, however, that the foregoing releases shall have no effect on the liability of any person or Entity that results from any act or omission based on or arising out of gross negligence, fraud or willful misconduct. Notwithstanding anything contained in the Plan, this Confirmation Order, and any implementing Plan documents, the Consensual Third Party Releases shall not apply to Classes 7 and 8 of the Plan. Notwithstanding anything contained in the Plan, this Confirmation Order, and any implementing Plan documents, nothing shall (i) alter, enjoin, limit, impair or delay the Prepetition Administrative Agent’s and Prepetition Credit Parties’ rights with respect to the Plan, the Second Interim Cash Collateral Order and the Final Cash Collateral Order; (ii) preclude the United States Securities and Exchange Commission (the “SEC”) from enforcing its police or regulatory powers; or (iii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations held directly (not derivatively) by the SEC against any non-Debtor person or non-Debtor entity in any forum; provided, that, the foregoing shall not diminish the scope of any exculpation to which any party is entitled under the provisions of the Plan, applicable provisions of Title 11, including section 1125(e) of the Bankruptcy Code, or other applicable law consistent with In re PWS Holding Corp., 228 F.3d 224 (3d Cir. 2000). The Pension Plan of Local 1102 Pension Fund (Lerner Employees) (“Pension Plan”) is a single-employer defined benefit pension plan covered by ERISA. Lerner New York, Inc. is the sponsor of the Pension Plan. Notwithstanding any provision to the contrary, no provision contained in the Plan, the Confirmation Order, Sale Order, Bankruptcy Code, or any other document filed in any of the Debtors’ bankruptcy cases shall be construed as discharging, releasing, exculpating or relieving any Person or any Entity, including the Debtors, Released Parties, or Exculpated Parties, from any liability or responsibility with respect to the Pension Plan under any law, governmental policy, or regulatory provision. The Pension Benefit Guaranty Corporation (“PBGC”) and the Pension Plan shall not be enjoined or precluded from enforcing such liability or responsibility against any Person or Entity as a result of any of the provisions of the Plan, this Confirmation Order, Sale Order, Bankruptcy Code, or any other document filed in any of the Debtors’ bankruptcy cases. For the avoidance of doubt, the PBGC and Pension Plan opt out of the Consensual Third Party Releases under the Plan. The Mississippi Department of Revenue (the “MDOR”) opts out of the Third-Party Releases under the Plan and the Chapter 11 Cases shall have no effect on the MDOR’s rights as to non-Debtor third parties. 27.Injunction. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, hold or may hold any Interest in the Debtors or a Claim, Cause of Action, or other debt or liability against the Debtors or against any Released Party that have been released and/or exculpated under the this Plan (the “Released Claims and Interests”) are permanently enjoined from taking any of the following actions against the Debtors, the Estates, the Liquidation Trust, the Liquidation Trustee, the Liquidation Trust Assets, or the Released Parties or their respective predecessors, successors and assigns, subsidiaries, Affiliates, current (as of the Effective Date) directors, officers, principals, shareholders, members, partners, employees, agents, financial advisors, attorneys, accounts, investment bankers, consultants, representatives, and other Professionals solely in their respective capacities as such or any property of the same, on account of such Released Claims and Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting any right of setoff (other than setoffs exercised prior to the Petition Date), or subrogation of any kind against any debt, liability or obligation on account of or in connection with or with respect to any Released Claims or Interests; and (v) commencing or continuing in any manner or in any place, any action that does not comply with or is inconsistent with this provision; provided, however, that the foregoing injunction shall have no effect on the liability of any person or Entity that results from any act or omission based on or arising out of gross negligence, fraud or willful misconduct; further provided, that parties subject to this injunction provision shall be required to seek relief from the Bankruptcy Court to be relieved from this injunction. Notwithstanding anything to the contrary in the Plan, pursuant to section 1141(d)(3) of the Bankruptcy Code, confirmation of the Plan will not discharge the Debtors; provided, however, that upon confirmation of the Plan and the occurrence of the Effective Date, the holders of Claims and Interests may not seek payment or recourse against or otherwise be entitled to any distribution from the Debtors, the Estates, the Liquidation Trustee, the Liquidation Trust Assets, the Liquidation Trust, or the Released Parties, except as expressly provided in the Plan. For the avoidance of doubt and notwithstanding anything else in the Plan, the Debtors are not receiving a discharge under section 524(a) of the Bankruptcy Code and the injunctions set forth in the Plan shall, at least with respect to the Debtors, terminate upon the distribution of all of the Debtors' property under the Plan and the closing of the Chapter 11 Cases. 28.Exculpation. None of the Exculpated Persons shall have or incur any liability to any holder of a Claim or Interest for any Exculpated Claim, except for actual fraud, willful misconduct or gross negligence, and in all respects, the Exculpated Person shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Payment of Statutory Fees and Tax Issues 29.Payment of Statutory Fees. All quarterly fees payable pursuant to section 1930 of Title 28 of the United States Code prior to the Effective Date shall be paid by the Debtors on or before the Effective Date. On and after the Effective Date, the Liquidation Trust shall be responsible for filing post-Confirmation quarterly reports for the substantively consolidated Debtors and any pre-Confirmation monthly operating reports not filed as of the Confirmation Hearing in conformity with the U.S. Trustee guidelines. Each Debtor and the Liquidation Trust shall be jointly and severally liable for the payment of all applicable U.S. Trustee fees in each Debtor’s chapter 11 case until (i) the entry of a final decree in such case; (ii) such case is closed or dismissed; or (iii) the applicable Debtor ceases to exist (in which circumstance the Liquidation Trust shall be solely liable for the U.S. Trustee fees that accrued until such time as such Debtor ceased to exist). Notwithstanding anything to the contrary in this Confirmation Order or the Liquidation Trust Agreement, to the extent the chapter 11 case of any Debtor is closed and the

Liquidation Trust continues to operate, the Liquidation Trustee shall continue to file post-Confirmation quarterly reports for such Debtor’s Estate until such time as the Liquidation Trust ceases to exist; provided that, for the avoidance of doubt, and consistent with the U.S. Trustee’s Operating Guidelines for Chapter 11 Cases, to the extent a Debtor’s chapter 11 case is closed, no further quarterly U.S. Trustee fees shall be due and payable by the Liquidation Trust or the Debtors for such case. 30.Compliance with Tax Requirements. The Liquidation Trustee, to the extent applicable, shall comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions made pursuant to the Plan shall be subject to any such withholding and reporting requirements. The Liquidation Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements including, without limitation, requiring that, as a condition to the receipt of a distribution, the holder of an Allowed Claim or Interest complete the appropriate IRS Form W-8 or IRS Form W-9, as applicable to each holder. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim or Interest that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Liquidation Trustee to allow it to comply with its tax withholding and reporting requirements. To the extent arrangements have not been made or any necessary documentation has not been provided by such holder to the Liquidation Trustee, the distribution on such Allowed Claim or Allowed Interest shall be deemed Unclaimed Property. 31.Exemption from Certain Taxes and Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from the Debtors to the Liquidation Trust or any other Person pursuant to, in contemplation of, or in connection with the Plan, and the issuance, transfer, or exchange of any debt, equity securities or other interest under or in connection with the Plan, shall not be taxed under any law imposing a stamp tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or government assessment. This Confirmation Order directs all relevant state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement distributions under the Plan and all documents necessary to evidence and implement any of the transactions and actions described in the Plan. 32.Substantive Consolidation. In accordance with section 1141 of the Bankruptcy Code and Article VI of the Plan, and pursuant to sections 105(a), 1123(a)(5)(B) and 1123(a)(5)(C) of the Bankruptcy Code, effective as of the Effective Date, all of the Debtors assets and liabilities, including Claims, shall be substantively consolidated for all purposes associated with confirmation and consummation of the Plan. Accordingly, for all purposes associated with the confirmation and consummation of the Plan, all assets and liabilities of the Debtors shall be treated as though they were merged into a single economic unit, and all guarantees by any Debtor of any other Debtor, to the extent such exist, shall be considered eliminated so that any Claim and any guarantee thereof by any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be treated as one collective obligations of the Debtors. Moreover, (a) no Distribution shall be made under the Plan on account of any Claim held by one of the Debtors against any of the other Debtors, (b) no Distribution shall be made under the Plan on account of any Intercompany Interest held by any one of the Debtors in any of the other Debtors except to the extent necessary to effect the substantive consolidation provided for herein, (c) all guarantees of any one of the Debtors of the obligations of any of the other Debtors, to the extent such exist, shall be eliminated so that any Claim against any one of the Debtors, and any guaranty thereof executed by any of the other Debtors, shall be the obligation of the consolidated Debtors’ Estates, and (d) every Claim that is timely filed or to be filed in the Chapter 11 Cases of any of the Debtors shall be deemed Filed against the consolidated Estates and shall be one Claim against, and one obligation of, the Estates. 33.Mississippi Department of Revenue. Notwithstanding anything to the contrary in the Plan or Confirmation Order: (a) all rights of the MDOR related to any claims filed by the

MDOR are reserved and all parties reserve all rights related thereto; (b) The MDOR shall not be required to file any proof claim, motion or request for payment in order to be paid any Administrative Claims that arise in the ordinary course of the Debtors’ business, including postpetition taxes incurred by the Debtors after the Petition Date (in accordance with section 503(b)(1)(B)-(D) of the Bankruptcy Code), which shall be paid in accordance with section 1129(a)(9)(A) of the Bankruptcy Code, or if not due on the Effective Date, in the ordinary course of business in accordance with applicable law; and (c) The MDOR may amend its Claims in accordance with applicable law with respect to (i) a pending audit, or (ii) an audit that may be performed, with respect to any pre or post-petition tax return. For the avoidance of doubt, nothing herein impacts or impairs the Debtors or the Liquidation Trustee’s available claims and defenses all of which are expressly preserved. 34.Texas Group A Taxing Authorities. Any Allowed Claims of the Texas Group A Taxing Authorities (as defined in paragraph 38 of the Final Order Approving Store Closing Sales, Docket No. 183) shall be Class 1 Secured Tax Claims and shall accrue interest from the Petition Date through the date of payment at the applicable statutory rate of interest. No interest shall be due or payable in the event such taxes are paid on or before February 1, 2021. Nothing herein is intended to alter or modify paragraph 38 of the Final Order Approving Store Closing Sales [Docket No. 183], and such paragraph is incorporated by reference into the Plan. Further, in the event the Debtors/Reorganized Debtors/Liquidating Trustee choose to pay the taxes over

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(Page 45)
Debtors: RTW RETAILWINDS, INC., *et al.*
Case No. 20-18445 (JKS)
Caption of Order: FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE JOINT PLAN OF LIQUIDATION OF RTW RETAILWINDS, INC. AND AFFILIATED DEBTORS PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

time pursuant to Article III, C. 1. i. (b) of the Plan, the taxes together with all accrued interest shall be paid in full no later than five (5) years from the Petition Date.

35. Other Texas Taxing Authorities. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, with respect to the Allowed Claims of the Texas Taxing Authorities[4] (the "**Texas Taxing Authority Claims**"), (a) to the extent the Texas Tax Code provides for interest and/or penalties with respect to any portion of the Texas Taxing Authority Claims, nothing in the Plan or this Confirmation Order prevents the inclusion of such interest and/or penalties in the Texas Taxing Authority Claims, and the Debtors' and Liquidating Trustee's defenses and rights to object to such Claims or to the inclusion of such interest or penalties in such Claims are fully preserved, (b) to the extent the Texas Taxing Authority Claims constitute Allowed Secured Claims under applicable law against the Debtors, the liens securing the Texas Taxing Authority Claims shall be retained until the applicable Texas Taxing Authority Claims are paid in full, and (c) the Liquidation Trustee shall pay any Allowed Texas Taxing Authority Claims pursuant to the Plan. All rights and defenses of the Debtors and the Liquidation Trustee under non-bankruptcy law are reserved and preserved with respect to such Texas Taxing Authority Claims. In the event that collateral that secures the Claim of one or more

[4] Texas Taxing Authorities shall mean, Denton County, Hays County, Williamson County, City of Mercedes, Mercedes ISD, City of Garland, Garland ISD, Arlington ISD, Crowley ISD, City of Grapevine, Grapevine-Colleyville ISD, Pasadena ISD, City of Houston, Harris County MUD #358, Harris County WCID #155, Clear Creek ISD, Humble ISD, Spring Branch ISD, City of Katy, Katy Management District #1, Woodlands Metro MUD, Woodlands RUD #1, Brazoria County Tax Office, Dickinson ISD, and Galveston County MUD #54.

45
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of the Texas Taxing Authorities is returned to a creditor holding a Lien that is junior to such Texas Taxing Authorities’ Lien, the Debtors or Liquidation Trustee, as applicable, shall first pay all ad valorem property taxes that are secured by such collateral. 36.Deemed Vesting of All KEIP Payments Under Key Executive Incentive Plan. All remaining payments for the KEIP Bonus, within the meaning of the RTW Retailwinds, Inc. and its Affiliated Debtors Key Employee Incentive and Retention Plan (the “KEIP”), as approved by the Bankruptcy Court pursuant to that certain Order (I) Approving Debtors’ Key Executive Incentive Plan and Key Employee Retention Plan, and (II) Granting Related Relief [Docket No. 258], shall be fully, finally, and indefeasibly earned and due and payable on December 9, 2020 notwithstanding any provision of the KEIP to the contrary. Miscellaneous 37. Immaterial Modifications. Without need for further order or authorization of the Bankruptcy Court, but subject to any limitations set forth in the Plan, the Debtors are authorized and empowered to make any and all modifications to any and all documents that is necessary to effectuate the Plan that does not materially modify the terms of such documents and are consistent with the Plan and this Confirmation Order. 38.Effect of Confirmation on Modifications. Entry of this Confirmation Order means that all modification or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

39. Documents and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Confirmation Order. 40.Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Article IX of the Plan have been satisfied or waived pursuant to Article IX of the Plan. 41.Vacatur of Order. If this Confirmation Order is vacated or deemed vacated, then the Plan shall be deemed null and void in all respects, and nothing contained in the Plan shall (i) constitute a waiver or release of any Claims against or Interests in the Debtors, (ii) prejudice in any manner the rights of the holder of any Claim against, or Interest in, the Debtors, (iii) prejudice in any manner any right, remedy or claim of the Debtors, or (iv) be deemed an admission against interest by the Debtors or any other Person or Entity. 42.Retention of Jurisdiction. The Bankruptcy Court shall retain and have jurisdiction over any matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including, but not limited to the matters set forth in Article XI of the Plan. 43.Forum for Actions. Without permission of the Bankruptcy Court, no judicial, administrative, arbitral, or other action or proceeding shall be commenced against the

Liquidation Trustee in its capacity as such, with respect to its status, duties, powers, acts or omissions in such capacity in any other forum than the Bankruptcy Court. 44.Conflicts. To the extent that any provisions of the Disclosure Statement or any other order (other than this Confirmation Order) entered in these Chapter 11 Cases (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, this Confirmation Order shall govern and control except as expressly set forth herein or in the Plan. 45.Severability of Plan Provisions. Each term and provision of the Plan, as it may have been amended by this Confirmation Order, is: (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (iii) non-severable and mutually dependent. 46.Waiver or Estoppel. Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, papers filed with this Bankruptcy Court, or stated on the record at the Confirmation Hearing, prior to the Confirmation Date. 47.Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New Jersey, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction and implementation of the Plan, any agreements, documents, instruments or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control). 48.Applicable Non-Bankruptcy Law. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, and related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law. 49.Notice of Order. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form annexed hereto as Exhibit B, to all parties who currently hold a Claim or Interest in this case, including the U.S. Trustee, the Internal Revenue Service, the United States Attorney for the District of New Jersey, the SEC, and any party filing a notice pursuant to Bankruptcy Rule 2002. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Confirmation Order and occurrence of the Effective Date. 50. Post-Effective Date Notice Pursuant to Bankruptcy Rule 2002. After the Effective Date, to continue to receive notice of documents pursuant to Bankruptcy Rule 2002, all Creditors and other parties in interest (except those listed in the following sentence) must file a renewed notice of appearance requesting receipt of documents pursuant to Bankruptcy Rule 2002. After the Effective Date, parties in interest are authorized to limit the list of parties in interest receiving notice of documents pursuant to Bankruptcy Rule 2002 to the Office of the United States Trustee, the Debtors, the Liquidation Trustee, and those Creditors who have filed such renewed requests; provided, however, that parties in interest also shall serve those parties directly affected by, or having a direct interest in, the particular filing. Notice given in accordance with the foregoing procedures shall be deemed adequate pursuant to the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. 51.Term of Injunctions or Stays. The injunctions contained in the Plan, including, but not limited to those provided in Article VIII of the Plan, are hereby authorized, approved and binding on all Persons and Entities described therein. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays pursuant to sections 105 or 362 of the Bankruptcy Code arising under or entered during these Chapter 11 Cases, or otherwise, and in existence on the date hereof, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay and to the extent consistent with the terms and provisions of the Plan or this Confirmation Order, as applicable. 52.No Waiver. The failure to specifically include or refer to any particular provision of the Plan in this Confirmation Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Bankruptcy Court that the Plan is confirmed in its entirety and incorporated herein by this reference.

(Page 51) Debtors:RTW RETAILWINDS, INC., et al. Case No.20-18445 (JKS) Caption of Order:FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE JOINT PLAN OF LIQUIDATION OF RTW RETAILWINDS, INC. AND AFFILIATED DEBTORS PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE 53. Waiver of Stay. The requirement under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of fourteen (14) days after entry of the order is hereby waived. This Confirmation Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062 or other applicable rule. 51 60917/0001-21735564v3

EXHIBIT A [THE PLAN] 60917/0001-21735564v3

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UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

In re:	Chapter 11
RTW RETAILWINDS, INC., *et al.*,	Case No. 20-18445 (JKS)
Debtors.[1]	(Jointly Administered)

JOINT PLAN OF LIQUIDATION OF RTW RETAILWINDS, INC. AND AFFILIATED DEBTORS PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, COMMITMENT, OR LEGALLY BINDING OBLIGATION OF ANY DEBTOR OR ANY OTHER PARTY IN INTEREST AND THIS PLAN IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS. THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES. PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT, YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED HEREIN, OR THE TERMS OF THIS PLAN FOR ANY PURPOSE.

COLE SCHOTZ P.C.
Court Plaza North
25 Main Street
P.O. Box 800
Hackensack, New Jersey 07602-0800
(201) 489-3000
(201) 489-1536 Facsimile
Michael D. Sirota, Esq. (msirota@coleschotz.com)
Stuart Komrower, Esq. (skomrower@coleschotz.com)
Ryan T. Jareck, Esq. (rjareck@coleschotz.com)
Matteo Percontino, Esq. (mpercontino@coleschotz.com)

Attorneys for Debtors and
Debtors in Possession

Dated: October 29, 2020

[1] The Debtors in these chapter 11 cases and the last four digits of each Debtor's federal tax identification number, as applicable, are as follows: RTW Retailwinds, Inc. (1445); Lerner New York Holding, Inc. (2460); Lernco, Inc. (4787); Lerner New York, Inc. (2137); New York & Company, Inc. (4569); Lerner New York GC, LLC (6095); Lerner New York Outlet, LLC (6617); New York & Company Stores, Inc. (6483); FTF GC, LLC (7341); Lerner New York FTF, LLC (6279); Fashion to Figure, LLC (6997); FTF IP Company, Inc. (6936). The Debtors' principal place of business is 330 W. 34th St., 9th Floor, New York, New York 10001.

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TABLE OF CONTENTS

Page

INTRODUCTION 1

ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW 1

A. Defined Terms. 1

B. Rules of Interpretation and Computation of Time. 11

C. Governing Law. 12

D. Reference to Monetary Figures. 12

E. No Amendment of Interim, Second Interim, Subsequent or Final Cash Collateral Orders 12

ARTICLE II ADMINISTRATIVE CLAIMS, AND PRIORITY TAX CLAIMS 12

A. Administrative Claims. 12

B. Priority Tax Claims. 14

C. Statutory Fees. 14

ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS 14

A. Classification of Claims and Interests. 14

B. Summary of Classification. 15

C. Treatment of Claims and Interests. 15

D. Special Provision Governing Claims that are Not Impaired. 18

E. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. 18

F. Subordinated Claims. 18

G. Elimination of Vacant Classes; Presumed Acceptance by Non-Voting Classes. 19

H. Controversy Concerning Impairment. 19

I. Acceptance or Rejection of the Plan. 19

ARTICLE IV MEANS FOR IMPLEMENTATION OF THE PLAN 20

A. Vesting of Assets. 20

B. Sources of Consideration for Plan Distributions. 20

C. Liquidation Trust. 20

D. Dissolution of Liquidation Trust. 27

E. Liquidation Trust Security Matters. 27

F. Tax Returns. 27

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G. Cancellation of Existing Securities. 27
H. Indemnification Obligations. 27
I. Effectuating Documents; Further Transactions. 28
J. Exemption from Certain Taxes and Fees. 28
K. Treatment of Causes of Action. 28
L. Ability to Seek and Obtain Discovery. 28
M. Debtors' Directors, Officers, and Managers. 29
N. Debtors' Existence. 29
O. Dissolution of Creditors' Committee. 29
P. Corporate Authority. 30
ARTICLE V FUNDING AND DISBURSEMENTS 30
A. Distribution Agent. 30
B. Cash Payments. 30
C. Distribution for Allowed Claims. 30
D. Interest and Charges. 30
E. Compliance with Tax Requirements. 30
F. Fractional Dollars: De Minimis Distributions. 31
G. Delivery of Distributions to Holders of Allowed Claims. 31
H. Unclaimed Distributions. 32
I. No Penalty Claims. 32
J. Setoffs and Recoupment. 32
K. Distributions by Liquidation Trust. 33
L. Claims Paid or Payable by Third Parties. 33
ARTICLE VI SUBSTANTIVE CONSOLIDATION 33
ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 34
A. Rejection of Executory Contracts and Unexpired Leases. 34
B. Claims Based on Rejection of Executory Contracts or Unexpired Leases. 35
ARTICLE VIII SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS 35
A. Settlement, Compromise, and Release of Claims and Interests. 35
B. Liabilities to, and Rights of, Governmental Units. 36
C. Exculpation. 36
D. Release. 36
E. Injunction. 38

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F. Term of Injunctions or Stays.. 38

ARTICLE IX CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN 38

A. Conditions Precedent to the Effective Date. 38

B. Waiver of Conditions.. 39

C. Effect of Failure of Conditions. 39

ARTICLE X MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN 39

A. Modification and Amendments. 39

B. Effect of Confirmation on Modifications. 40

C. Revocation or Withdrawal of Plan. 40

ARTICLE XI RETENTION OF JURISDICTION.. 40

ARTICLE XII MISCELLANEOUS PROVISIONS 40

A. Immediate Binding Effect. 40

B. Additional Documents... 41

C. Reservation of Rights. 41

D. Successors and Assigns... 41

E. Notices. 41

F. Entire Agreement. 42

G. Exhibits... 42

H. Severability of Plan Provisions. 42

I. Closing of Chapter 11 Cases... 43

J. No Admission Against Interest... 43

K. No Waiver. 43

L. Headings. 43

M. Conflicts.. 43

iii

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TABLE OF AUTHORITIES Page(s) Statutes 11 U.S.C. §101(27) and (ii) January 11, 2021 .................................................................................3 11 U.S.C. §§ 105(a), 327, and 330...................................................................................................8 26 U.S.C. § 601(b)(3) ....................................................................................................................21 26 U.S.C. § 6012(b)(3) ..................................................................................................................20 28 U.S.C.§ 157.................................................................................................................................2 31 U.S.C. § 3713(5) .......................................................................................................................20 31 U.S.C. § 3713(b) .......................................................................................................................21 United States Code title 11 ........................................................................................................2, 21 United States Code title 28, 28 U.S.C. §§ l-4001 ......................................................................7, 14 Bankruptcy Code chapter 11.................................................................................................. passim Bankruptcy Code section 101(2) .....................................................................................................1 Bankruptcy Code section 101(5) .....................................................................................................3 Bankruptcy Code section 101(10) ...............................................................................................4, 7 Bankruptcy Code section 101(15) ...................................................................................................5 Bankruptcy Code section 101(16) ...................................................................................................6 Bankruptcy Code section 101(27) ...................................................................................................6 Bankruptcy Code section 101(41) ...................................................................................................8 Bankruptcy Code section 101(49) .................................................................................................10 Bankruptcy Code section 102 ........................................................................................................11 Bankruptcy Code sections 105(a) and 1142 ..................................................................................40 Bankruptcy Code section 365 ................................................................................................5, 9, 11 iv 60917/0001-21487811v2

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Bankruptcy Code sections 365(a) and 1123 34

Bankruptcy Code section 501 35

Bankruptcy Code section 502 ....10, 35

Bankruptcy Code section 502(c)....................4

Bankruptcy Code section 502(d) 4

Bankruptcy Code section 503(b)(1)(D) 13

Bankruptcy Code section 503(b)(4)....................9

Bankruptcy Code section 503(b)(9)....................13

Bankruptcy Code section 505(b) 27

Bankruptcy Code section 507(a)....................8

Bankruptcy Code section 507(a)(8)....................9

Bankruptcy Code section 510 19

Bankruptcy Code section 510(b) 10, 19

Bankruptcy Code section 511 14

Bankruptcy Code section 521 10

Bankruptcy Code section 541 5

Bankruptcy Code sections 542, 543, 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) 2

Bankruptcy Code section 553 10

Bankruptcy Code section 558 ....3, 32

Bankruptcy Code section 1122 14

Bankruptcy Code section 1122(a)....................3

Bankruptcy Code section 1123(a)(l)....................12

Bankruptcy Code section 1123(b) 20, 29, 36

Bankruptcy Code section 1123(b)(3)....................21

Bankruptcy Code section 1124 ....6, 11

v

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Bankruptcy Code section 1126(f) 15, 16, 17

Bankruptcy Code section 1126(g) 17, 18

Bankruptcy Code section 1127 39

Bankruptcy Code section 1127(a) 40

Bankruptcy Code section 1129 ....1, 4

Bankruptcy Code section 1129(a)(8) 19

Bankruptcy Code Section 1129(a)(10) 18

Bankruptcy Code Sections 1129(a)(10) and 1129(b) 18

Bankruptcy Code section 1129(b) 18

Bankruptcy Code section 1145 27

Bankruptcy Code section 1146(a) 20, 28

Tax Code Sections 671 through 679 25

Trade Act of 1974 Section 301 (19 U.S.C §2411) 3

Uniform Commercial Code 28

Other Authorities

Bankruptcy Rule 1009 1

Bankruptcy Rule 2004 28

Bankruptcy Rule 3001 31

Bankruptcy Rule 3018 4

Bankruptcy Rule 3019 ....39, 40

Bankruptcy Rule 3022 43

Bankruptcy Rule 9006(a) 12

Bankruptcy Rule 9006(a)(6) 3

Bankruptcy Rule 9019 35

Bankruptcy Rules 3020(e), 6004(h) 40

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Bankruptcy Rules 3020(e), 6004(h), and 6006(d) 38

Local Rule 3022-1....................34, 43

Revenue Procedure 94-45....................25

Revenue Procedure 94-45, 1994-2 C.B. 684 25

Treas. Reg. 1.671¬4(a) 23

Treasury Regulation Section 1.468B-9, and (ii) 26

Treasury Regulation Section 301.7701-4(d)....................25

Treasury Regulations Section 1.671-4(a) 25

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INTRODUCTION RTW Retailwinds, Inc. and its affiliated Debtors, as debtors and debtors in possession in the above-captioned Chapter 11 Cases propose this joint chapter 11 plan. The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an Order of the Bankruptcy Court. Holders of Claims and Interests should refer to the accompanying Disclosure Statement for a discussion of the Debtors’ history, businesses and assets, as well as a summary and description of this Plan and certain related matters. Each Debtor is a proponent of the Plan contained herein within the meaning of section 1129 of the Bankruptcy Code. ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW A.Defined Terms. As used in this Plan, capitalized terms have the meanings ascribed to them below. 1.“Administrative Claim” means any Claim against the Debtors or their Estates for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services and payments for goods and other services and leased premises) and (b) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of the Judicial Code, provided that any Administrative Claim shall expressly exclude any Professional Fee Claim. 2.“Administrative Claims Bar Date” means the date that is twenty-one (21) days from service of the Notice of Effective Date or such other date ordered by the Bankruptcy Court. 3.“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. 4.“Allowed” means with respect to any Claim against the Debtors or their Estates (including any Administrative Claim) or portion thereof: (a) a Claim that is listed on the Debtors’ Schedules, as such Schedule may be amended from time to time in accordance with Bankruptcy Rule 1009 prior to the closing of the Chapter 11 Cases, as neither disputed, contingent nor unliquidated and for which no contrary Proof of Claim has been Filed and as to which no objection to allowance thereof, or Challenge or action to reclassify, subordinate, or otherwise limit recovery with respect thereto, shall have been Filed within such period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or Final Order of the Bankruptcy Court; (b) a Claim that is allowed pursuant to the terms of the Plan or by a Final Order of the Bankruptcy Court or by agreement of the Liquidation Trustee following the Effective Date; or (c) a Claim as to which a Proof of Claim has been Filed and as to which no objection has been Filed or Challenge or action to reclassify, subordinate, or otherwise limit recovery with respect thereto has been Filed within such time period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order. Except for any Claim that is expressly Allowed 60917/0001-21487811v2 herein, any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed and for which no Proof of Claim has been timely Filed by the applicable bar date is not considered Allowed and any person or entity holding such Claim shall not be treated as a Creditor with respect to such Claim for the purposes of voting and distributions under the Plan. 5.“Assets” means any and all of the right, title and interest of the Debtors in and to property of whatever type or nature, or wheresoever located, including, without limitation, any real estate, buildings, structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods, materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash, deposit accounts, reserves, deposits, contractual rights, intellectual property rights, Claims, Causes of Action, and any other general intangibles of the Debtors, as the case may be, including, without limitation, the Debtors’ Estates; provided, however, that any Assets sold to the Buyer pursuant to the Asset Purchase Agreement and the Sale Order shall not be considered Assets of the Estates under this Plan. 6.“Asset Purchase Agreement” means that certain Asset Purchase Agreement, by and among the Debtors and the Buyer, dated as of August 28, 2020, together with all amendments and schedules thereto, and related documents, and as may be amended, supplemented or otherwise modified from time to time. 7.“Avoidance Actions” means any and all Causes of Action to avoid or recover a transfer of property, or avoid an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 542, 543, 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) of the Bankruptcy Code and any other applicable non-bankruptcy law, whether or not litigation has been commenced with respect to such Causes of Action as of the Effective Date. 8.“Bank Products Claim” means the contingent Claim of the Prepetition Credit Parties arising from bank products provided by the Prepetition Credit Parties to the Debtors. 9. Bank Products Claim Reserve” means the sum of $100,000.00 on deposit with the Prepetition Credit Parties as adequate protection for the Bank Products Claim in accordance with the Second Interim Cash Collateral Order. 10.“Bankruptcy Code” means title 11 of the United States Code. 11.“Bankruptcy Court” means the United States Bankruptcy Court for the District of New Jersey having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of the reference under 28 U.S.C.§ 157, the United States District Court for the District of New Jersey. 12.“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code. 13.“Beneficial Trust Interests” means a beneficial interest in the Liquidation Trust held by Allowed Class 5 General Unsecured Claims, which interest shall be uncertificated and which shall be non-transferable except as expressly provided otherwise in the Liquidation Trust Agreement. 2 60917/0001-21487811v2

Case 20-18445-JKS Doc 690 Filed 12/10/20 Entered 12/11/20 08:30:08 Desc Main
Document Page 63 of 108

14. ***"Business Day"*** means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)(6)).

15. ***"Buyer"*** means Saadia Group LLC

16. ***"Cash"*** means cash and cash equivalents, including, but not limited to, bank deposits, wire funds, checks, and legal tender of the United States of America or equivalents thereof.

17. ***"Causes of Action"*** means any of the Debtors' action, Claim, cause of action, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include: (a) any right of setoff, counterclaim or recoupment and any claim for breaches of duties imposed by law or in equity; (b) any Avoidance Action; (c) any Challenge; (d) any Claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim. Causes of Action include (i) a litigation in the U.S. Court of International Trade on behalf of the Debtors which seeks to void the action taken by the U.S. Trade Representative to impose punitive tariffs on certain commodities at the time of entry under Section 301 of the Trade Act of 1974 (19 U.S.C §2411) and (ii) certain claims for legal malpractice against Colucci & Umans, Frank J. Colucci, Greg Colucci, O'Reilly IP, PLLC, Brian O'Reilly, Gabriel & Paleaz, PLLC, Michael George Gabriel and Andrea Palaez arising from their previous representation of the Debtors.

18. ***"Challenge"*** shall have the meaning ascribed to it in the Interim Cash Collateral Order.

19. ***"Chapter 11 Cases"*** means the cases pending for the Debtors under chapter 11 of the Bankruptcy Code jointly administered under case number 20-18445 (JKS).

20. ***"Claim"*** means any claim against either of the Estates, as such term is defined in section 101(5) of the Bankruptcy Code.

21. ***"Claims Bar Date"*** means the date or dates established by the Bankruptcy Court by which Proofs of Claim must be Filed which are (i) November 6, 2020 at 4:00 p.m. EDT for all persons and entities *other than* governmental units (as that term is defined in 11 U.S.C. §101(27) and (ii) January 11, 2021 at 4:00 p.m. EDT for governmental units.

22. ***"Class"*** means pursuant to section 1122(a) of the Bankruptcy Code, a class of Claims against or Interests in the Debtors as set forth in Article III.

23. ***"Cole Schotz"*** means Cole Schotz P.C., counsel for the Debtors.

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24.“Collateral” means any property or interest in property in the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not (or has not been) avoided or otherwise satisfied or discharged under the Bankruptcy Code or applicable state laws. 25.“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases. 26.“Confirmation Hearing” means the hearing held by the Bankruptcy Court, as such hearing may be continued from time to time, to consider entry of the Confirmation Order pursuant to section 1129 of the Bankruptcy Code. 27.“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. 28.“Consensual Third-Party Releases” means the releases set forth in Article VIII.D of the Plan. 29.“Consummation” means the occurrence of the Effective Date. 30.“Creditor” has the same meaning as set forth in section 101(10) of the Bankruptcy Code. 31.“Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the Office of the United States Trustee [See Docket No. 107]. 32.“Debtors” means collectively RTW Retailwinds, Inc., Lerner New York Holding, Inc., Lernco, Inc., Lerner New York, Inc., New York & Company, Inc., Lerner New York GC, LLC, Lerner New York Outlet, LLC, New York & Company Stores, Inc., FTF GC, LLC, Lerner New York FTF, LLC, Fashion to Figure, LLC and FTF IP Company, Inc., each of the foregoing as a debtor and debtor in possession in the Chapter 11 Cases. 33.“Disclosure Statement” means the Disclosure Statement for the Joint Plan of Liquidation of the Debtors pursuant to Chapter 11 of the Bankruptcy Code, dated September [], 2020, as amended, supplemented or modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, and that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules and any other applicable law. 34.“Disputed” means, any Claim against or Interest in any Debtor that is (a) listed in the Schedules as disputed, contingent, or unliquidated and for which a Proof of Claim has not been timely Filed by the Applicable Claims Bar Date; (b) subject to an objection, Challenge, and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection, Challenge and/or request for estimation has not been withdrawn or determined by a Final Order; (c) held by a party that is adverse to the Debtors in any litigation or contested matter and as to which no Final Order resolving such litigation or contested matter has been entered; or (d) disallowed pursuant to section 502(d) of the 4 60917/0001-21487811v2

Bankruptcy Code. A Claim or Interest that is Disputed as to its amount shall not be Allowed in any amount until it is no longer a Disputed Claim or Disputed Interest. 35.“Distribution Agent” means, from the Effective Date, any Person(s) selected by the Liquidation Trustee to make or to facilitate distributions required by this Plan. 36.“Distribution Date” means, with respect to (a) any Claim that is Allowed as of the Effective Date, the date that is as soon as reasonably practicable after the Effective Date; or (b) any Claim that is Allowed after the Effective Date, a date as soon as reasonably practicable after the date on which such Claim becomes Allowed. 37.“Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors in consultation with the Committee, on which (a) the conditions to the occurrence of the Effective Date have been met or waived in accordance with the Plan and (b) no stay of the Confirmation Order is in effect. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date. 38.“Encumbered Cash” means any Cash held in the Prepetition Credit Parties Reserves. 39.“Entity” means an entity as such term is defined in section 101(15) of the Bankruptcy Code. 40.“Estates” means the estates created for the Debtors in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code. 41.“Exculpated Claim” means any Cause of Action, arising during the period commencing on the Petition Date through the Effective Date related to any act or omission derived from, based upon, related to or arising from (a) the Chapter 11 Cases; (b) the formulation, preparation, dissemination, or negotiation of any document in connection with the Chapter 11 Cases, the Disclosure Statement, the Plan, and/or the Plan Supplement; (c) the formulation, preparation, or negotiation of any documents with respect to, or the consummation of, any sale of the Debtors’ assets during the Chapter 11 Cases; (d) any contract, instrument, release, and/or other agreement or document created or entered into in connection with the foregoing subsections (a), (b), or (c); (e) the pursuit of Consummation; and/or (f) the filing, administration, and/or implementation of the Chapter 11 Cases, the Plan, or the distribution of property in connection therewith or thereunder. 42.“Exculpated Party” means each of: (a) the Debtors; (b) the Creditors’ Committee; (c) the members of the Creditors’ Committee solely in their capacities as such; and (c) with respect to each of the foregoing Entities in clauses (a) and (b), such Entity’s officers and directors, managers, members, employees, agents, representatives, financial advisors, professionals, accountants, attorneys, and each of their predecessors, successors, and assigns, but only to the extent that such party served in such a capacity any time during the Chapter 11 Cases. 43.“Executory Contract” means a contract to which a Debtor is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 5 60917/0001-21487811v2

44.“File” or “Filed” means file or filed with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. 45.“Final Cash Collateral Order” means any Final Order Authorizing Use of Cash Collateral and Granting Related Relief which may be entered after the date of the filing of this Plan. 46.“Final Distribution” means the last distribution under this Plan made by the Liquidation Trust. 47.“Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to seek reconsideration or relief from judgment, appeal, or seek certiorari has expired and no request for reconsideration or relief from judgment, appeal, or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the reconsideration, relief from judgment, new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice. 48.“General Unsecured Claim” means any Claim against a Debtor that is (i) neither Secured nor entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court and (ii) not an Administrative Claim, a Professional Fee Claim, a Priority Tax Claim, a Secured Tax Claim, an Other Priority Claim, a Prepetition Credit Parties Claim, an Other Secured Claim, an Intercompany Claim, a Subordinated Claim, or an Interest. 49.“Governmental Claim” means any Claim against any Debtor Filed by a Governmental Unit. 50.“Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code. 51.“Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code. 52. “Indemnification Claim” means the contingent Claim of the Prepetition Credit Parties for indemnification in the event a Challenge, as that term is defined in the Interim Cash Collateral Order, is asserted against any of the Prepetition Credit Parties. 53. “Indemnification Claim Reserve” means the sum of $200,000.00 on deposit with the Prepetition Credit Parties as adequate protection for the Indemnification Claim in accordance with the Second Interim Cash Collateral Order. 54.“Interests” means any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code, including, without limitation, all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors together with any warrants, options, or 6 60917/0001-21487811v2 contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto. 55.Interim Cash Collateral Order” means the Interim Order (I) Authorizing the Use of Cash Collateral and Affording Adequate Protection; (II) Modifying Automatic Stay; (III) Scheduling a Final Hearing; and (IV) Granting Related Relief [Docket No. 49]. 56.“Interim Compensation Order” means the Administrative Fee Order Establishing Procedures for the Allowance and Payment of Interim Compensation and Reimbursement of Expenses of Professionals Retained by Order of this Court [Docket No. 184]. 57.“Intercompany Claim” means any Claim against a Debtor held by another Debtor. 58.“Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ l-4001. 59.“Letters of Credit Claim” means the contingent Claim of the Prepetition Credit Parties related to potential liability for issued and outstanding letters of credit. 60.Letters of Credit Claim Reserve” means a sum equal to 105% of the aggregate amount of outstanding letters of credit issued by the Prepetition Credit Parties on deposit with the Prepetition Credit Parties as adequate protection for the Letters of Credit Claim in accordance with the Interim Cash Collateral Order and Second Interim Cash Collateral Order, the unused portion of which shall be released and returned to the Liquidation Trust (if after the Effective Date) no later than five (5) business days of the day that the letter(s) of credit to which the applicable portion of this Reserve relates is drawn, cancelled or replaced. Code. 61.“Lien” has the same meaning as set forth in section 101(10) of the Bankruptcy 62.“Liquidation Trust” means the trust, of which the Liquidation Trustee shall serve as trustee, formed pursuant to this Plan, the Liquidation Trust Agreement, and the Confirmation Order. 63. “Liquidation Trust Agreement” means the trust agreement substantially in the form attached to the Plan Supplement and reasonably satisfactory to the Creditors’ Committee establishing the Liquidation Trust and setting forth the terms and conditions of the Liquidation Trust, as may be modified from time to time. 64.“Liquidation Trust Assets” means the Assets of the Estates as of the Effective Date, including without limitation, Unencumbered Cash, the Liquidation Trust Claims Reserve, the Retained Causes of Action and any proceeds therefrom, the proceeds in the Professional Fee Claims Reserve after payment of Allowed Professional Fee Claims, and the Prepetition Credit Parties Reserves after satisfaction of the Prepetition Credit Party Claims. 65.“Liquidation Trust Claims Reserve” shall mean the reserve established by the Debtors to satisfy in full all Administrative Claims (other than Professional Fee Claims), Priority Tax Claims, Secured Tax Claims, Other Priority Claims, and Other Secured Claims. 7 60917/0001-21487811v2

66. “Liquidation Trust Expense Reserve” shall mean the reserve established on or before the Effective Date comprised of Unencumbered Cash in an amount sufficient to satisfy the costs of administering the Liquidation Trust, and winding down the Debtors’ Estates, in an amount to be set forth in the Plan Supplement (subject to replenishment or modification, as set forth in the Liquidation Trust Agreement). 67.“Liquidation Trustee” means the trustee selected by the Creditors’ Committee and identified in the Plan Supplement, to serve as the liquidation trustee under the Liquidation Trust Agreement, or any successor appointed in accordance with the terms of the Plan and Liquidation Trust Agreement. 68.“Loan and Security Agreement” means the Fourth Amended and Restated Loan and Security Agreement, dated October 24, 2014, as amended, restated, supplemented or otherwise modified prior to the Petition Date, and collectively with any other agreements and documents executed or delivered in connection therewith, each as may have been amended, restated, supplemented, or otherwise modified in accordance with the terms thereof by and among the Debtors and the Prepetition Credit Parties. 69.“Local Rules” means the Local Rules of the United States Bankruptcy Court for the District of New Jersey. 70.“Notice and Claims Agent” means Prime Clerk LLC. 71. “Notice of Effective Date” means a notice to be Filed with the Bankruptcy Court by the Debtors upon the occurrence of all the conditions to Confirmation and Consummation set forth in Article IX of the Plan. 72.“Ordinary Course Professional Order” means the Order Pursuant to 11 U.S.C. §§ 105(a), 327, and 330 Authorizing Debtors to Employ Professionals Used in the Ordinary Course of Business [Docket No. 185]. 73.“Other Priority Claims” means any Claim against the Debtors, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 74.“Other Secured Claims” means any Secured Claim that is not a Prepetition Credit Party Claim or a Secured Tax Claim. 75.“PBGC” means Pension Benefit Guaranty Corporation, a wholly owned United States government corporation, and an agency of the United States. 76.“Person” means a person as such term is defined in section 101(41) of the Bankruptcy Code. 77.“Petition Date” means July 13, 2020, the date on which the Debtors commenced the Chapter 11 Cases. 8 60917/0001-21487811v2

78.“Plan” means this Joint Plan of Liquidation of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code (as modified, amended or supplemented from time to time). 79.“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, including, without limitation, the Liquidation Trust Agreement, to be filed within ten (10) days prior to the Confirmation Hearing. 80.“Prepetition Credit Parties” means Wells Fargo Bank, National Association, in its capacities as administrative agent, collateral agent and issuing bank under the Loan and Security Agreement, and the lender parties thereto from time to time. 81.“Prepetition Credit Party Claims” means the Indemnification Claim, the Bank Products Claim and the Letter of Credit Claim.” 82.“Prepetition Credit Parties Reserves” means the Bank Products Reserve, the Indemnification Reserve and the Letters of Credit Reserve. 83.“Priority Tax Claim” means any Claim against the Debtors of the kind specified in section 507(a)(8) of the Bankruptcy Code. 84.“Professional” means any Person: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by Final Order of the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code after motion on notice under that section of the Bankruptcy Code. 85.“Professional Fee Claim” means a Claim for any accrued but unpaid fees and expenses owed to a Professional pursuant to such Professional’s engagement letter or otherwise under sections 328, 330, 331, 503(b), 1103, or 503 of the Bankruptcy Code; provided that any such Professional Fee Claim shall be reduced by the amount of any retainer held by such Professional. 86.“Professional Fee Claim Reserve” means the reserve established by the Debtors and maintained pursuant to the terms of this Plan and the Confirmation Order to be distributed to holders of Professional Fee Claims pursuant to the Interim Compensation Order or Order(s) of the Bankruptcy Court approving Professional Fee Claims. 87.“Proof of Claim” means a written proof of Claim that is Filed against the Debtors in the Chapter 11 Cases. 88.“Proof of Interest” means a written proof of Interest that is Filed against the Debtors in the Chapter 11 Cases. 89.“Rejection Claim” means a Claim against the Debtors arising from the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code. 9 60917/0001-21487811v2

90.“Released Party” means (a) the Debtors; (b) the Creditors’ Committee; (c) the members of the Creditors’ Committee (but only in their capacity as such); (d) the Prepetition Credit Parties and (e) with respect to each of the foregoing in clauses (a) through (d) such Person’s or Entity’s predecessors, successors and assigns, current and former Affiliates, subsidiaries, beneficial owners, current or former officers, directors, managers, principals, shareholders, direct and indirect equity holders, general partners, limited partners, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in their capacity as such. 91.“Retained Causes of Action” means any Cause of Action other than any Cause of Action that (i) is expressly subject to the release and exculpation provisions of this Plan or (ii) was sold to the Buyer pursuant to the Asset Purchase Agreement and the Sale Order. 92.“Sale Order” means the Order (A) Approving the Sale of Substantially All of the Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances and Interests, (B) Authorizing the Debtors to Enter Into and Perform Their Obligations Under the Purchase Agreement, (C) Approving Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (D) Granting Related Relief [Docket No. 319]. 93.“Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as such schedules may be amended, modified or supplemented from time to time. 94.Second Interim Cash Collateral Order” means the Second Interim Order (I) Authorizing the Use of Cash Collateral and Affording Adequate Protection; (II) Modifying Automatic Stay; (III) Scheduling a Final Hearing; and (IV) Granting Related Relief [Docket No. 259]. 95.“Secured” means when referring to a Claim: (a) secured by a Lien on property in which the Estates have an interest, which Lien is valid, perfected and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estates’ interests in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) or (b) of the Bankruptcy Code Allowed as such pursuant to the Plan. 96.“Secured Tax Claim” means any Claim of a federal, state or local taxing authority against the Debtors that is secured by a lien on Assets of the Estates under applicable law. Code. 97.“Security” shall have the meaning set forth in section 101(49) of the Bankruptcy 98.“Subordinated Claim” means any Claim that is subordinated, pursuant to section 510(b) of the Bankruptcy Code or otherwise, including any Claims arising from rescission of a purchase or sale of a Security of any Debtor or an Affiliate of any Debtor, which Security is not an Interest, for damages arising from the purchase or sale of such a Security, or for 10 60917/0001-21487811v2 reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim. 99.“Subsequent Cash Collateral Order” means any further Interim Cash Collateral that may be entered after the date of the filing of this Plan. 100.“Tax Code” means the Internal Revenue Code of 1986, as amended. 101.“Unclaimed Property” means any distribution to any Creditor under this Plan that is unclaimed thirty (30) days following the date of such distribution under this Plan. 102.“Unclaimed Property Reserve” means any Unclaimed Property reserved for a period of thirty (30) days by the Liquidation Trustee on behalf of holders of Unclaimed Property. Cash. 103.“Unencumbered Cash” means all Cash of the Debtors other than Encumbered 104.“Unexpired Lease” means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 105. “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not impaired within the meaning of section 1124 of the Bankruptcy Code. 106.“U.S. Trustee” means the United States Trustee for Region 3. 107.“Voting Deadline” means 4:00 p.m. [December __, 2020]. B.Rules of Interpretation and Computation of Time. For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (6) unless otherwise specified, the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (7) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable law, including the Bankruptcy Code and the Bankruptcy Rules; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the 11 60917/0001-21487811v2 interpretation of the Plan; (9) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; and (11) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. C.Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New Jersey, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction and implementation of the Plan, any agreements, documents, instruments or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control). D.Reference to Monetary Figures. All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided. E.No Amendment of Interim, Second Interim, Subsequent or Final Cash Collateral Orders Notwithstanding anything else contained in the Plan or the Liquidation Trust Agreement, nothing in the Plan or the Liquidation Trust Agreement is intended to or shall be deemed to amend, modify, alter or supersede any of the provisions of the Interim Cash Collateral Order, the Second Interim Cash Collateral Order, any Subsequent Cash Collateral Order and any Final Cash Collateral Order, the terms of each which are hereby, and will be, incorporated herein in its entirety as a part of this Plan. ARTICLE II ADMINISTRATIVE CLAIMS, AND PRIORITY TAX CLAIMS In accordance with section 1123(a)(l) of the Bankruptcy Code, Administrative Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III. A.Administrative Claims. 1.Administrative Claims 12 60917/0001-21487811v2

Except to the extent that a holder of an Allowed Administrative Claim and the Debtors agree to less favorable treatment with respect to such Allowed Administrative Claim, each holder of an Allowed Administrative Claim shall be paid in full in Cash on the earlier of the date that is (a) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date or (b) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed, if such Administrative Claim is not Allowed as of the Effective Date. 2.Professional Fee Claims Any Person asserting a Professional Fee Claim for services rendered before the Effective Date must File and serve on the parties required in the Interim Compensation Order or any other applicable order of the Bankruptcy Court, an application for final allowance of such Professional Fee Claim no later than forty-five (45) days after the Effective Date; provided, however that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professional Order may continue to receive such compensation or reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professional Order. Objections to any Professional Fee Claim must be Filed and served on the requesting party no later than fourteen (14) days from the service of an application for final allowance of a Professional Fee Claim. On the Effective Date, the Professional Fee Claim Reserve shall be transferred by the Debtors to Cole Schotz’s IOLTA account to be held for the distribution of Allowed Professional Fee Claims. Upon entry of an Order approving any such application for such Professional Fee Claim, Cole Schotz shall promptly distribute from the Professional Fee Claim Reserve any unpaid portion of such Allowed Professional Fee Claim to the applicable Professional. To the extent that any Cash is remaining in the Professional Fee Claim Reserve after payment in full of all Allowed Professional Fee Claims, Cole Schotz shall promptly transfer any such remaining Cash to the Liquidation Trust and such Cash shall become Liquidation Trust Assets and be treated in accordance with the Liquidation Trust Agreement, the Plan, and the Confirmation Order. 3.Administrative Claim Bar Date Requests for payment of Administrative Claims must be Filed on or before the Administrative Claims Bar Date. Except as otherwise ordered by the Court, holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or its property and such Administrative Claims shall be deemed released against the Debtors as of the Effective Date. For the avoidance of doubt, (i) Governmental Units asserting Administrative Claims pursuant to section 503(b)(1)(D) of the Bankruptcy Code shall not be required to File a request for payment prior to the Administrative Claims Bar Date; and (ii) the Administrative Claims Bar Dates shall not apply to requests for claims arising under section 503(b)(9) of the Bankruptcy Code as the Claims Bar Date for those claims is November 6, 2020. 13 60917/0001-21487811v2

B.Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, and release of each Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, one of the following treatments: (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, plus interest at the rate determined under applicable non-bankruptcy law and to the extent provided for by section 511 of the Bankruptcy Code; or (ii) such other treatment (which treatment shall be no more favorable than the treatment set forth in subsection (i) of this section) as may be agreed upon by such holder and the Debtors or otherwise determined upon an order of the Bankruptcy Court. Allowed Priority Tax Claims shall be paid on or as reasonably practicable after the later of (i) the Effective Date, (ii) the date on which such Priority Tax Claim against the Debtors becomes an Allowed Priority Tax Claim, or (iii) such other date as may be ordered by the Bankruptcy Court. C.Statutory Fees. All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtors on the Effective Date. On and after the Effective Date, the Liquidation Trust shall be responsible for (i) filing post-Confirmation quarterly reports and any pre-Confirmation monthly reports not filed as of the Confirmation Hearing in conformity with the U.S. Trustee guidelines and (ii) all Quarterly Fees (as defined below) for the Chapter 11 Cases until the entry of a final decree or until such Chapter 11 Cases are closed or dismissed; provided, however, to the extent the Debtors have paid (or have caused to be paid) Quarterly Fees on the Liquidation Trust Assets to the Liquidation Trust (for the transfer of such assets to the Liquidation Trust), the Liquidation Trustee shall not pay any Quarterly Fees on such Assets upon its transfer of those Assets to third parties, including, without limitation, any beneficiary of the Liquidation Trust. ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A.Classification of Claims and Interests. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims against and Interests in the Debtors. All Claims and Interests, except for Administrative Claims, Professional Fee Claims and Priority Tax Claims are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied before the Effective Date. 14 60917/0001-21487811v2

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The classification of Claims against and Interests in the Debtors pursuant to the Plan is as set forth below. The Plan shall apply as a substantively consolidated Plan for all of the Debtors. All of the potential Classes for the Debtors are set forth herein.

B. *Summary of Classification.*

The following chart summarizes the classification of Claims and Interests pursuant to the Plan:

Class	**Claim/Interest**	**Status**	**Voting Rights**
1	Secured Tax Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Other Priority Claims	Unimpaired	Deemed to Accept
4	Prepetition Credit Parties Claims	Unimpaired	Deemed to Accept
5	General Unsecured Claims	Impaired	Entitled to Vote
6	Intercompany Claims	Impaired	Deemed to Reject
7	Subordinated Claims	Impaired	Deemed to Reject
8	Interests	Impaired	Deemed to Reject

C. *Treatment of Claims and Interests.*

To the extent a Class contains Allowed Claims or Allowed Interests with respect to a particular Debtor, the treatment provided for the holders of such Allowed Claims or Allowed Interests within each class is specified below:

1. Class 1 – Secured Tax Claims

i. *Classification*: Class 1 consists of all Secured Tax Claims.

Treatment: Each holder of an Allowed Secured Tax Claim shall receive, at the option of the Liquidation Trustee: (a) payment in full in Cash of such holder's Allowed Secured Tax Claim; or (b) equal semi-annual Cash payments commencing as of the Effective Date or as soon as reasonably practicable thereafter and continuing for five (5) years, in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at the applicable non-default rate under non-bankruptcy law, subject to the option of the Liquidation Trustee to prepay the entire amount of such Allowed Secured Tax Claim during such time period.

ii. *Voting:* Class 1 is Unimpaired by the Plan, and each holder of a Class 1 Secured Tax Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 1 Secured Tax Claims are not entitled to vote to accept or reject the Plan.

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2. Class 2 – Other Secured Claims

i. *Classification:* Class 2 consists of all Other Secured Claims.

ii. *Treatment*: Each holder of an Allowed Other Secured Claim shall receive, at the option of the Liquidation Trustee, (a) payment in full in Cash of such holder's Allowed Other Secured Claim; (b) the Collateral securing such holder's Allowed Other Secured Claim; (c) Reinstatement of such holder's Allowed Other Secured Claim; or (d) such other treatment rendering such holder's Allowed Other Secured Claim Unimpaired.

iii. *Voting*: Class 2 is Unimpaired by the Plan, and each holder of a Class 2 Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 2 Other Secured Claims are not entitled to vote to accept or reject the Plan.

3. Class 3 – Other Priority Claims

i. *Classification*: Class 3 consists of all Other Priority Claims.

ii. *Treatment*: Each holder of an Allowed Other Priority Claim shall receive payment in full in Cash of such holder's Allowed Other Priority Claim from the Liquidation Trustee or such other treatment rendering such holder's Allowed Other Priority Claim Unimpaired.

iii. *Voting*: Class 3 is Unimpaired by the Plan, and each holder of a Class 3 Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the holders of Class 3 Other Priority Claims are not entitled to vote to accept or reject the Plan.

4. Class 4 – Prepetition Credit Party Claims

i. *Classification*: Class 4 consists of all Prepetition Credit Party Claims which are (i) the Indemnification Claim, (ii) the Bank Services Claim and (ii) the Letters of Credit Claim.

ii. *Treatment*: In full and final satisfaction of all Allowed Prepetition Credit Party Claims, the Prepetition Credit Parties shall retain and apply to the applicable Allowed Prepetition Credit Party Claims the funds in the Indemnification Claim Reserve, the Bank Services Claim Reserve and the Letters of Credit Claim Reserve in accordance with either subparagraph 4(b) of the Second Interim Cash Collateral Order or any Subsequent Cash Collateral Order or agreement that supersedes such subparagraph, and shall be paid in

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Cash on account of any applicable Allowed Prepetition Credit Party Claim that exceeds the amounts in the applicable Prepetition Credit Party Reserve. At such time that any of the Prepetition Credit Party Claims become fixed or no longer exist, any unused amounts in the Prepetition Credit Party Reserves shall be returned to the Liquidation Trust. Voting: The Holder of Class 4 Claims is Unimpaired by the Plan and therefore is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holder of the Prepetition Credit Party Claims is not entitled to vote to accept or reject the Plan. 5.Class 5 - General Unsecured Claims i.Classification: Class 5 consists of all General Unsecured Claims. ii.Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, and release of each Allowed General Unsecured Claim, each holder of such Allowed General Unsecured Claim shall receive its pro rata share of the Beneficial Trust Interests, which Beneficial Trust Interests shall entitle the holders thereof to receive their pro rata share of the Liquidation Trust Assets. iii.Voting: Class 5 is Impaired by the Plan. Holders of General Unsecured Claims are entitled to vote to accept or reject the Plan. 6.Class 6—Intercompany Claims i.Classification: Class 6 consists of consists of all Intercompany Claims. ii.Treatment: On the Effective Date, all Class 6 Intercompany Claims shall be cancelled without any distribution on account of such Claims. iii.Voting: Class 6 is Impaired by the Plan, and each holder of a Class 6 Intercompany Claim is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Class 6 Intercompany Claims are not entitled to vote to accept or reject the Plan. 7.Class 7-Subordinated Claims 17 60917/0001-21487811v2

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i. *Classification*: Class 7 consist of all Subordinated Claims.

ii. *Treatment*: On the Effective Date, all Class 7 Subordinated Claims shall be cancelled without any distribution on account of such Claims.

iii. *Voting*: Class 7 is Impaired by the Plan, and each holder of a Class 7 Subordinated Claim is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Class 7 Subordinated Claims are not entitled to vote to accept or reject the Plan.

8. Class 8 -Interests

i. *Classification*: Class 8 consists of all Interests in the Debtors.

ii. *Treatment*: Holders of Interests in the Debtors will receive no distribution under the Plan, and all Interests shall be cancelled.

iii. *Voting*: Class 8 is Impaired by the Plan, and each holder of Class 8 Interests is conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Class 8 Interests are not entitled to vote to accept or reject the Plan.

D. *Special Provision Governing Claims that are Not Impaired.*

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors' rights in respect of any Claims or Interests that are not Impaired, including all rights of Debtors in respect of legal and equitable defenses to or setoffs or recoupments against any such Claims or Interests that are not Impaired.

E. *Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.*

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

F. *Subordinated Claims.*

Except as expressly provided herein, the allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take

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into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, and subject to the deadline for initiating a Challenge as set forth in the Interim Cash Collateral Order and Second Interim Cash Collateral Order, the Liquidation Trust reserves the right to request that the Bankruptcy Court reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto. G.Elimination of Vacant Classes; Presumed Acceptance by Non-Voting Classes. Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Confirmation Hearing shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan. H.Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. I.Acceptance or Rejection of the Plan. 1.Voting Classes Class 5 is entitled to vote on the Plan. 2.Presumed Acceptance of the Plan Pursuant the Bankruptcy Code, Classes 1, 2, 3 and 4 are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. 3.Presumed Rejection of the Plan Classes 6, 7 and 8 are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. 19 60917/0001-21487811v2

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ARTICLE IV
MEANS FOR IMPLEMENTATION OF THE PLAN

A. *Vesting of Assets.*

On the Effective Date, all the Debtors' Assets shall automatically be transferred to and vest in the Liquidation Trust free and clear of all Claims, Liens, Interests, encumbrances, and contractually imposed restrictions except as otherwise provided herein. The Debtors shall take all necessary actions to indefeasibly and irrevocably transfer to the Liquidation Trust the Liquidation Trust Assets. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar Tax, pursuant to section 1146(a) of the Bankruptcy Code as provided in section IV.J. hereof. The Liquidation Trustee shall be the exclusive trustee of the Liquidation Trust Assets for purposes of 31 U.S.C. § 3713(5) and 26 U.S.C. § 6012(b)(3) as well as the representative of the Estates appointed pursuant to section 1123(b) of the Bankruptcy Code for all Liquidation Trust Assets including, but not limited to, all Retained Causes of Action that comprise Liquidation Trust Assets.

B. *Sources of Consideration for Plan Distributions.*

Distributions under the Plan on account of the Beneficial Trust Interests will be funded by the Liquidation Trust Assets. All other distributions under the Plan, other than distributions on account of Beneficial Trust Interests, will be funded by the Liquidation Trust Claims Reserve or the Professional Fee Claims Reserve. On the Effective Date, the Debtors shall fund the Liquidation Trust Claims Reserve, the Liquidation Trust Expense Reserve, the Encumbered Cash Reserve, and Professional Fee Claims Reserve, in full in Cash.

C. *Liquidation Trust.*

1. Creation of Liquidation Trust. On the Effective Date, the Liquidation Trust shall be created in accordance with the Liquidation Trust Agreement for the benefit of holders of Beneficial Trust Interests. The Liquidation Trust Agreement shall (i) be in form and substance consistent in all respects with this Plan and (ii) contain customary provisions for trust agreements utilized in comparable circumstances, including any and all provisions necessary to ensure continued treatment of the Liquidation Trust as a grantor trust and the holders of Beneficial Trust Interests as the grantors and owners thereof for federal tax purposes. On the Effective Date, the Retained Causes of Action shall be assigned to the Liquidation Trust. All relevant parties (including, the Debtors, the Liquidation Trustee, and the holders of Beneficial Trust Interests) will take all actions necessary to cause title to the Liquidation Trust Assets to be transferred to the Liquidation Trust. The powers, authority, responsibilities, and duties of the Liquidation Trust and the Liquidation Trustee are set forth and will be governed by the Liquidation Trust Agreement, the Plan, and Confirmation Order.

108. Purpose of the Liquidation Trust. The Liquidation Trust shall be established for the primary purpose of liquidating its assets and making distributions in accordance with the Plan, Confirmation Order, and the Liquidation Trust Agreement, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purposes of the Liquidation Trust. The Liquidation Trust, acting

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through the Liquidation Trustee, shall be authorized to exercise and perform the rights, powers, and duties held by the Estate with respect to the Liquidation Trust Assets, including, without limitation, the authority under section 1123(b)(3) of the Bankruptcy Code, and shall be deemed to be acting in the capacity of a bankruptcy trustee, receiver, liquidator, conservator, rehabilitator, creditors’ committee, or any similar official who has been appointed to take control of, supervise, manage, or liquidate the Debtors, to provide for the prosecution, settlement, adjustment, retention, and enforcement of the Liquidation Trust Assets. 109.Administration of the Liquidation Trust. The Liquidation Trust shall be administered by the Liquidation Trustee pursuant to the Liquidation Trust Agreement and the Plan. In the event of any inconsistency between the Plan, the Confirmation Order and the Liquidation Trust Agreement the Confirmation Order shall control. 110.Appointment of Liquidation Trustee. As of the Effective Date, the Liquidation Trustee shall be appointed as trustee of the Liquidation Trust pursuant to the Liquidation Trust Agreement, the Plan, and the Confirmation Order, and section 1123(b)(3) of the Bankruptcy Code, and shall have all of the rights, powers, authority, and obligations set forth in the Liquidation Trust Agreement, the Plan, the Confirmation Order, and the Bankruptcy Code. The Liquidation Trustee shall be the exclusive trustee of the Estates under Title 11 for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 601(b)(3). 111.Compensation of the Liquidation Trustee. The Liquidation Trustee shall be compensated pursuant to the terms of the Liquidation Trust Agreement. Any professionals retained by the Liquidation Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred, subject to approval by the Liquidation Trustee. The payment of fees and expenses of the Liquidation Trustee and its professionals shall be made in the ordinary course of business from the Liquidation Trust Expense Reserve and if inadequate, from the Liquidation Trust Assets, and shall not be subject to Bankruptcy Court approval. The identity of the Liquidation Trustee and the form of the Liquidation Trust Agreement shall be disclosed in the Plan Supplement. 112.Responsibilities of the Liquidation Trustee. The responsibilities of the Liquidation Trustee under the Liquidation Trust Agreement and this Plan shall include those set forth in the Liquidation Trust Agreement, including, without limitation, the following (a) the receipt of the Liquidation Trust Assets; (b) the establishment and maintenance of such operating, reserve, and trust account(s) as are necessary and appropriate to carry out the terms of the Liquidation Trust and the Plan, including the Liquidation Trust Expense Reserve and Liquidation Trust Claims Reserve; (c) the investment of Cash that is a Liquidation Trust Asset; (d) the pursuit of objections to, estimation of, and settlements of all Claims, regardless of whether any such Claim is listed on the Debtors’ Schedules, other than Claims that are Allowed pursuant to the Plan; (e) the investigation, prosecution, settlement, or abandonment of any Retained Causes of Action; (f) unless otherwise provided in the Plan, the calculation of all distributions to be made under this Plan; (g) authorizing and making, through the Distribution Agent, all distributions to be made under this Plan, (h) filing for dissolution of the Debtors, winding down employee benefit plans, issuing of W-2 and 1099 forms, filing final tax returns and (i) such other responsibilities as may be vested in the Liquidation Trustee pursuant to this Plan, the Liquidation Trust Agreement, 21 60917/0001-21487811v2

the Confirmation Order, other Bankruptcy Court Orders, or as otherwise may be necessary and proper to carry out the provisions of this Plan. 113.Powers of Liquidation Trustee. The powers of the Liquidation Trustee, as set forth in the Liquidation Trust Agreement shall include, without limitation and without further Bankruptcy Court approval, each of the following: i.To act on behalf of the Liquidation Trust, including the right to effect all actions and execute all agreements, instruments, and other documents, and exercise all rights and privileges previously held by the Debtors, necessary or convenient to implement the provisions of this Plan and the Liquidation Trust Agreement; ii.With respect to any Liquidation Trust Asset, to exercise in a manner not inconsistent with the Plan all power and authority that may be or could have been exercised, commence or continue all proceedings that may be or could have been commenced or continued and take all actions that may be or could have been taken by any member, officer, director, or shareholder of the Debtors with like effect as if authorized, exercised and taken by unanimous action of such officers, directors, and shareholders, including, without limitation, the dissolution of the Debtors; iii.To manage, monitor, and enforce all of the Debtors’ and the Estates’ rights, and interests under the Plan, the Confirmation Order, the Liquidation Trust Agreement, any other agreements of the Debtors, and any other orders of the Bankruptcy Court; iv.To establish, maintain, and adjust as may be appropriate, the Liquidation Trust Expense Reserve, and to authorize and make disbursements from the Liquidation Trust Expense Reserve, including disbursements necessary or appropriate in connection with winding down the Estates; v.To authorize and make, through the Distribution Agent, distributions to holders of Allowed Claims provided for or contemplated in the Plan; vi.To authorize and make through the Distribution Agent, distribution to holders of Beneficial Trust Interests provided for or contemplated under the Plan or Liquidation Trust Agreement; vii.Except to the extent set forth in the Plan, to review, reconcile, allow or object to any Claims regardless of whether such Claim was Disputed on the Effective Date, to compromise or settle any Claim regardless of whether such Claim was Disputed on the Effective Date, prior to objection without supervision or approval of the Bankruptcy Court, free of any restriction of the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court, and the guidelines and requirements of the U.S. Trustee, other than those restrictions expressly imposed by the Plan, the Confirmation Order, or the Liquidation Trust Agreement; provided, 22 60917/0001-21487811v2

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however, that nothing herein shall be deemed to extend the deadline for initiating a Challenge as set forth in the Interim Cash Collateral Order and the Second Interim Cash Collateral Order (as such deadline may be extended by any Final Order);

viii. To make decisions, without further Bankruptcy Court approval, regarding the retention or engagement of professionals, employees, and consultants by the Liquidation Trust and the Liquidation Trustee and to pay the fees and charges incurred by the Liquidation Trustee on the Liquidation Trust's behalf on or after the Effective Date for fees and expenses of professionals (including those retained by the Liquidation Trustee), disbursements, expenses or related support services relating to the Liquidation Trust;

ix. To (a) file, if necessary, any and all tax and information returns required with respect to the Liquidation Trust as a grantor trust pursuant to Treas. Reg. 1.671¬4(a) or otherwise, (b) make tax elections by and on behalf of the Liquidation Trust, and (c) pay taxes, if any, payable by the Liquidation Trust;

x. To take all other actions not inconsistent with the provisions of the Plan that the Liquidation Trustee deems reasonably necessary or desirable with respect to administering the Plan, provided, however, the Liquidation Trustee may seek to extend any deadline or milestone established under this Plan or the Confirmation Order by filing a Notice of Extension with the Bankruptcy Court without any further action;

xi. To implement and/or enforce all provisions of the Plan, including entering into any agreement or executing any document required by or consistent with the Plan, the Confirmation Order, or the Liquidation Trust Agreement;

xii. To abandon in any commercially reasonable manner, including abandonment or donation to a charitable organization of its choice, any Liquidation Trust Asset that the Liquidation Trustee determines in its reasonable business judgment is of inconsequential value or burdensome to the Liquidation Trust;

xiii. Except as otherwise set forth herein, to prosecute and/or settle any Retained Causes of Action, with or without approval of the Bankruptcy Court, and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction and participate as a party or otherwise in any administrative, arbitrative, or other nonjudicial proceeding and pursue to settlement or judgment such Retained Causes of Action;

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xiv.To purchase or create and carry all insurance policies and pay all insurance premiums and costs the Liquidation Trustee deems necessary or advisable; xv.To collect and liquidate and/or distribute all Liquidation Trust Assets pursuant to the Plan, the Confirmation Order, and the Liquidation Trust Agreement; xvi.To hold any legal title to any and all of the Liquidation Trust Assets; xvii.If any of the Liquidation Trust Assets are situated in any state or other jurisdiction in which the Liquidation Trustee is not qualified to act as trustee, to nominate and appoint a Person duly qualified to act as trustee in such state or jurisdiction and require from each such trustee such security as may be designated by the Liquidation Trustee in its discretion; confer upon such trustee all the rights, powers, privileges and duties of the Liquidation Trustee hereunder, subject to the conditions and limitations of the Liquidation Trust Agreement, except as modified or limited by the Liquidation Trustee and except where the conditions and limitations may be modified by the laws of such state or other jurisdiction (in which case, the laws or the state or jurisdiction in which the trustee is acting shall prevail to the extent necessary); require such trustee to be answerable to the Liquidation Trustee for all monies, assets, and other property that may be received in connection with the administration of all property; and remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Liquidation Trustee of a written instrument declared such trustee removed from office, and specifying the effective date and time of removal; xviii.Retain any and all insurance policies of the Debtors providing coverage with respect to Retained Causes of Action; and xix.Exercise such other powers as may be vested in or assumed by the Liquidation Trustee pursuant to the Plan, the Liquidation Trust Agreement, the Confirmation Order, other orders of the Bankruptcy Court, or as may be necessary and proper to carry out the provisions of the Plan. xx.Solely with respect to any Liquidation Trust Asset, the Liquidation Trustee shall stand in the same position as the Debtors with respect to any claim the Debtors may have to an attorney-client privilege, the work-product doctrine, or any other privilege, and the Liquidation Trustee shall succeed to all of the Debtors’ rights to preserve, assert or waive any such privilege. 114.Indemnification and limitation of Liability of the Liquidation Trust. The Liquidation Trustee and each of its respective accountants, agents, assigns, attorneys, bankers, consultants, directors, employees, executors, financial advisors, investment bankers, real estate 24 60917/0001-21487811v2 brokers, transfer agents, independent contractors, managers, members, officers, partners, predecessors, principals, professional persons, representatives, affiliate, employer and successors (each, an “Indemnified Party”) shall be indemnified for, and defended and held harmless against, by the Liquidation Trust and solely from the Liquidation Trust Assets, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of their respective professionals) actually incurred without gross negligence, willful misconduct, or fraud on the part of the applicable Indemnified Party (which gross negligence, willful misconduct, or fraud, if any, must be determined by a Final Order of a court of competent jurisdiction) for any action taken, suffered, or omitted to be taken by the Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or this Agreement, as applicable if the applicable Indemnified Party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Liquidation Trust or its beneficiaries. An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute gross negligence, willful misconduct, or fraud. The amounts necessary for the indemnification provided in this section (including, but not limited to, any costs and expenses incurred in enforcing the right of indemnification in this section) shall be paid by the Liquidation Trustee out of the Liquidation Trust Assets. The Liquidation Trustee shall not be personally liable for the payment of any Trust expense or claim or other liability of the Liquidation Trust, and no Person shall look to the Liquidation Trustee personally for the payment of any such expense or liability. The indemnification provided in this section shall survive the death, dissolution, incapacity, resignation or removal of the Liquidation Trustee, Indemnified Party or the termination of the Liquidation Trust, and shall inure to the benefit of each Indemnified Party’s heirs and assigns. 115.Tax Treatment of the Liquidation Trust. The Liquidation Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and thus, as a “grantor trust” within the meaning of Sections 671 through 679 of the Tax Code. In conformity with Revenue Procedure 94-45, all parties (including the Debtors, the Liquidation Trust, holders of Allowed Class 5 General Unsecured Claims receiving Beneficial Trust Interests in the Liquidation Trust, and the Liquidation Trustee) will be required to treat the transfer of the Liquidation Trust Assets to the Liquidation Trust, for all purposes of the Code, as (1) a transfer of the Liquidation Trust Assets (subject to any obligations relating to those assets) directly to the Liquidation Trust beneficiaries (other than to the extent any Liquidation Trust Assets are allocable to Disputed Claims), followed by (2) the transfer by such beneficiaries to the Liquidation Trust of Liquidation Trust Assets in exchange for Beneficial Trust Interests. 116.Tax Reporting. i.The Liquidation Trustee shall file tax returns for the Liquidation Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) and in accordance with this section of the Plan. The Liquidation Trust’s items of taxable income, gain, loss, deduction, and/or credit (other than such items allocable to any assets allocable to, or retained on account of, Disputed Claims) will be allocated to each holder in accordance with their relative ownership of Beneficial Trust Interests. 25 60917/0001-21487811v2

Case 20-18445-JKS Doc 690 Filed 12/10/20 Entered 12/11/20 08:30:08 Desc Main
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ii. As soon as possible after the Effective Date, the Liquidation Trustee shall make a good faith valuation of the Liquidation Trust Assets, and such valuation shall be used consistently by all parties for all federal income tax purposes. The Liquidation Trust shall also file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidation Trust that are required by any Government Unit for taxing purposes.

iii. The Liquidation Trust shall be responsible for payment, out of the Liquidation Trust Assets, of any taxes imposed on the Liquidation Trust (including any "disputed ownership fund") or the Liquidation Trust Assets. In accordance therewith, any taxes imposed on any disputed ownership fund or its assets will be paid out of the assets of the disputed ownership fund and netted against any subsequent distribution in respect of the allowance or disallowance of such Claims.

iv. The Liquidation Trustee (i) may timely elect to treat any Liquidation Trust Assets allocable to Disputed Claims as a "disputed ownership fund" governed by Treasury Regulation Section 1.468B-9, and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. If a "disputed ownership fund" election is made, all parties (including the Liquidation Trustee and the holders of Beneficial Trust Interests) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. The Liquidation Trustee shall file all income tax returns with respect to any income attributable to a "disputed ownership fund" and shall pay the federal, state, and local income taxes attributable to such disputed ownership fund based on the items of income, deduction, credit, or loss allocable thereto.

117. Retained Causes of Action. The Liquidation Trustee shall have the sole and exclusive right to pursue any existing or potential Retained Causes of Action, by informal demand and/or commencement or continuation of litigation. The Liquidation Trustee shall have the sole and exclusive right to not pursue or to release any existing or potential Retained Cause of Action .

118. Costs and Expenses of the Liquidation Trust. The costs and expenses of the Liquidation Trust, including the fees and expenses of the Liquidation Trustee and other professionals retained on behalf of the Liquidation Trust, shall be paid out of the Liquidation Trust Expense Reserve, subject to the terms of the Liquidation Trust Agreement, and if inadequate, from the Liquidation Trust Assets.

119. Effective Date. On the Effective Date, the Liquidation Trustee shall have the rights and powers set forth herein, in the Confirmation Order and in the Liquidation Trust Agreement to carry out and implement the purposes and intent of the Plan.

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D.Dissolution of Liquidation Trust. The Liquidation Trust shall be dissolved no later than five (5) years from the Effective Date, unless the Bankruptcy Court, upon motion made prior to the fifth (5th) anniversary without the need for a favorable letter ruling from the IRS that any further extension would not adversely affect the status of either as a Liquidation Trust for federal income tax purposes, determines that a fixed period extension, not to exceed five (5) years, is necessary to facilitate or complete the recovery on and liquidation of the Liquidation Trust Assets. Upon the filing of any motion for an extension of the date of dissolution, such date shall be deemed automatically extended until an order of the Bankruptcy Court is entered with respect to such or motion or such motion is withdrawn. E.Liquidation Trust Security Matters. To the extent that the Beneficial Trust Interests are deemed to be “securities,” the issuance of such interests under this Plan are exempt pursuant to section 1145 of the Bankruptcy Code, and from registration under the Securities Act of 1933, as amended, and any applicable U.S. federal, state, and local laws requiring registration of securities. It is currently anticipated that the Beneficial Trust Interests will be uncertificated and non-transferable except to the extent expressly provided otherwise in the Liquidation Trust Agreement. F.Tax Returns. After the Effective Date, the Liquidation Trustee shall complete and file all final or otherwise required federal, state, and local tax returns for the Debtors, and, pursuant to section 505(b) of the Bankruptcy Code, may request an expedited determination of any unpaid tax liability of the Debtors or their Estates for any tax incurred during the administration of such Debtors’ Chapter 11 Cases, as determined under applicable tax laws. G.Cancellation of Existing Securities. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, and purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors related thereto shall be cancelled and deemed null and void. H.Indemnification Obligations. Except as otherwise provided in the Plan, the Confirmation Order, any and all indemnification obligations of the Debtors, whether pursuant to a contract, instrument, agreement, certificate of incorporation, by-law, comparable organizational document, or other document or applicable law, shall be rejected as of the Effective Date of the Plan. 27 60917/0001-21487811v2

I.Effectuating Documents; Further Transactions. Prior to the Effective Date, the Debtors and their respective directors, members, trustees, officers, and managers are and, after the Effective Date, the post-Effective Date Debtors and the Liquidation Trustee are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan in the name of and on behalf of the Debtors, without the need for any approvals, authorizations, or consents, except for those expressly required pursuant to the Plan, or any further notice to or action, order, or approval of the Bankruptcy Court. J.Exemption from Certain Taxes and Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. K.Treatment of Causes of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, sold, or settled in the Plan or pursuant to a Bankruptcy Court order, the Debtors hereby expressly reserve and assign to the Liquidation Trust, any and all Retained Causes of Action, whether arising before or after the Petition Date, and preserve the right to commence, continue, prosecute, or settle such Retained Causes of Action, notwithstanding the occurrence of the Effective Date. The Liquidation Trustee, on behalf of the Liquidation Trust, may pursue such Retained Causes of Action, in its sole discretion. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Retained Cause of Action against them as any indication that the Liquidation Trust will not pursue any and all available Retained Causes of Action against them. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action as a consequence of Confirmation or Consummation. L.Ability to Seek and Obtain Discovery. From and after the Effective Date, the Liquidation Trustee shall have the ability to seek and obtain examination (including document discovery and depositions) under Bankruptcy Rule 2004 against any Person or Entity, and the Bankruptcy Court shall retain jurisdiction to order examinations (including examinations under Bankruptcy Rule 2004) against any Person or Entity, and to hear all matters with respect to the same. 28 60917/0001-21487811v2

M.Debtors’ Directors, Officers, and Managers. On the Effective Date, all officers, directors, and managers of the Debtors shall be deemed to have resigned and shall be discharged from any further duties and responsibilities in such capacity. On and after the Effective Date, the Liquidation Trustee shall have the authority to and power to act on behalf of the Debtors as if it were the sole officer, director, or manager of the Debtors to the extent required to act on behalf of the Debtors after the Effective Date for the purposes set forth in this Plan. The Liquidation Trustee shall retain and enforce Retained Causes of Action as the representative of the Estates in his, her or its capacity as the Liquidation Trustee under the Plan pursuant to section 1123(b) of the Bankruptcy Code and not as an officer, director, or manager of the Debtors. Any and all operating agreements, certificates of organization, and related corporate documents are deemed amended by the Plan to permit and authorize such sole appointment. N.Debtors’ Existence. Upon the filing of a Notice of Dissolution in the Bankruptcy Court by the Liquidation Trust, the Debtors shall be deemed to be dissolved without any further action by the Debtors or the Liquidation Trustee, including the filing of any documents in any office in any jurisdiction where the Debtors are organized. From and after the Effective Date, the Debtors shall not be required to file any document or take action to withdraw its business operations from any states in which the Debtors were previously conducting business. Upon the Effective Date, all transactions and applicable matters provided under the Plan shall be deemed to be authorized by the Debtors without any requirement of further action by any Debtor. On and after the Effective Date, the Debtors’ remaining affairs shall be administered and managed by the Liquidation Trustee in accordance with the Plan solely for the purpose of winding them up to the extent deemed necessary by the Liquidation Trustee. Upon the Effective Date, the Debtors shall turn over their books and records to the Liquidation Trustee. Upon certification to be filed with the Court of the Final Distribution and completion of all duties under this Plan and entry of a Final Decree closing the Chapter 11 Cases, the Debtors shall be deemed to be dissolved without any further action by the Debtors or the Liquidation Trustee, including the filing of any documents in any office in any jurisdiction where the Debtors are organized. However, the Liquidation Trustee shall have the authority to take all necessary action to dissolve any Debtor. Further, upon the aforementioned certification and entry of Final Decree, the Liquidation Trustee shall be authorized, in his or her sole discretion, to discard or destroy any and all of the Debtors’ books and records. Upon the Effective Date, the Debtors shall turn over their books and records to the Liquidation Trustee. O.Dissolution of Creditors’ Committee. On the Effective Date, (a) the Creditors’ Committee shall dissolve and its members shall be released of their respective duties, responsibilities, and obligations in connection with the Chapter 11 Cases or the Plan; and (b) the retention or employment of the Creditors’ Committee’s respective professionals and agents shall be terminated, other than with respect to the filing and prosecution of applicable fee applications. 29 60917/0001-21487811v2

P.Corporate Authority. The Confirmation Order shall constitute full and complete authority for the Debtors and Liquidation Trust to take all other actions that may be necessary, useful, or appropriate to consummate the Plan without any further judicial or corporate authority. ARTICLE V FUNDING AND DISBURSEMENTS A.Distribution Agent. The Distribution Agent, on behalf of the Debtors and/or Liquidation Trustee, shall make all distributions under the Plan on account of Allowed Claims against the Debtors pursuant to the terms of the Plan, Confirmation Order and the Liquidation Trust Agreement, provided, however, that all Allowed Professional Fee Claims shall be paid out of the Professional Fee Reserve. All distributions to holders of Beneficial Trust Interests shall be made by the Distribution Agent. The Distribution Agent shall act at the direction of the Liquidation Trustee. B.Cash Payments. Cash payments made pursuant to the Plan shall be in U.S. funds, by the means agreed to by payor and payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the Liquidation Trustee shall determine in his or her sole discretion. C.Distribution for Allowed Claims. Except as otherwise provided in the Plan or the Confirmation Order, or as otherwise ordered by the Bankruptcy Court, distributions to holders of Allowed Claims shall be made on the Distribution Date. No holder of a Disputed Claim shall be entitled to a distribution from the Liquidation Trustee, the Liquidation Trust, the Debtors, or the Estates with respect to such Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim, and no holder of a Disputed Claim shall have any right to interest on such Disputed Claim except as provided in the Plan. The Liquidation Trustee shall establish a reserve in Cash in the full amount of any distributions that would otherwise be payable upon any Disputed Claims if they were Allowed Claims until such time as such Disputed Claims are determined by Final Order to be Allowed or not Allowed. D.Interest and Charges. No interest shall accrue or be paid on Allowed Claims. E.Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Liquidation Trust shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting 30 60917/0001-21487811v2 requirements. Notwithstanding any provision in the Plan to the contrary, the Liquidation Trust shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, including, without limitation, requiring that the holder of an Allowed Claim complete the appropriate IRS Form W-8 or IRS Form W-9, as applicable to each holder or establishing any other mechanisms they believe are reasonable and appropriate. The Liquidation Trust reserves the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. The Liquidation Trust shall not be required to make distributions on any Allowed Claim if the holder thereof has not provided all documentation, that in the Liquidation Trustee’s reasonable business judgment, is necessary to determine that all tax withholding and reporting requirements for such Allowed Claim. To the extent such documentation is not provided within forty-five (45) days of written request, the distribution on such Allowed Claim shall be deemed disallowed and expunged in their entirety and the funds shall become Liquidation Trust Assets and redistributed to the other holders of Allowed Claims in accordance with the terms of this Plan. F.Fractional Dollars: De Minimis Distributions. Notwithstanding any other provision of the Plan, the Liquidation Trust shall not be required to make distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding down of such fraction to the nearest whole dollar. In addition, the Liquidation Trustee shall not be required to make any distribution in an amount less than $50.00. To the extent that such a distribution shall be called for as part of any interim distribution, the Liquidation Trust shall establish a reserve for all distributions in the amount of less than $50.00 and shall, when and if the holder of an Allowed Claim is entitled to a distribution of $50.00 or more, make such distribution at such time. The Liquidation Trust shall not be required to make any Final Distribution of less than $50.00 and all monies otherwise payable in such amount shall be paid to the other holders of Allowed Claims, in accordance with the terms of the Plan, the Confirmation Order and the Liquidation Trust Agreement. G.Delivery of Distributions to Holders of Allowed Claims. Distributions to holders of Allowed Claims shall be made at the address set forth in the Schedules unless such addresses are superseded by proofs of claim or transfers of claims filed pursuant to Bankruptcy Rule 3001 or at the last known address of such holders if the Liquidation Trustee has been notified in writing of a change of address. If the distribution to any holder of an Allowed Claim is returned to the Liquidation Trustee as undeliverable or otherwise unclaimed, such Unclaimed Property shall be held in a reserve as set forth in Section V.H of the Plan. 31 60917/0001-21487811v2

H.Unclaimed Distributions. If any distribution to holders of an Allowed Claim or Beneficial Trust Interest is unclaimed or returned as undeliverable, such Unclaimed Property shall be held by the Liquidation Trustee in the Unclaimed Property Reserve for a period of sixty (60) days and may be released by the Liquidation Trustee prior to the expiration of the sixty days if presentation of proper proof by such holder of its entitlement thereto is presented to the Liquidation Trustee. After the expiration of the sixty (60) days, the holders of Allowed Claims or Beneficial Trust Interests entitled to such Unclaimed Property shall cease to be entitled thereto and shall be entitled to no further distributions under the Plan, and such Allowed Claims shall be deemed disallowed and expunged in their entirety and the funds shall become Liquidation Trust Assets and redistributed to the other holders of Allowed Claims in accordance with the terms of this Plan, Confirmation Order and Liquidation Trust Agreement. Such funds shall not be subject to the escheat laws of any state. If there is any residual Unclaimed Property at the time of dissolution of the Liquidation Trust, such residual Unclaimed Property shall be available for a subsequent distribution on a pro rata basis to holders of Beneficial Trust Interests or donated to a charitable organization at the sole discretion of the Liquidation Trust. Nothing contained in the Liquidation Trust Agreement, this Plan, or the Confirmation Order shall require the Debtors, the Liquidation Trustee, the Liquidation Trust, or the Distribution Agent to attempt to locate any holder of an Allowed Claim or Beneficial Trust Interest. I.No Penalty Claims. Unless otherwise specifically provided for in the Plan or the Confirmation Order, no holder of any Claim will be entitled to allowance of, or to receive any payment on account of, any penalty arising with respect to or in connection with such Claim and any such penalty shall be deemed disallowed and expunged. J.Setoffs and Recoupment. The Liquidation Trust may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the Debtors may have against the claimant pursuant to section 558 of the Bankruptcy Code or otherwise, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Liquidation Trust of any such Claim it may have against the holder of such Claim. Notwithstanding anything to the contrary in the Disclosure Statement, the Plan or the Confirmation Order, nothing shall modify the rights, if any, of any holder of a Claim arising from an Executory Contract or Unexpired Lease, to assert any right of setoff or recoupment that such party may have under applicable bankruptcy or non-bankruptcy law, including, but not limited to, (i) the ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Lease(s) with the Debtors, or any successors to the Debtors, under the Plan; (ii) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation; or (iii) assertion of setoff or recoupment as a defense, if any, to any 32 60917/0001-21487811v2 claim or action by the Debtors, the Liquidation Trustee, or any of their successors. Notwithstanding the foregoing, the rights of the Debtors, the Liquidation Trustee, and any of their successors to contest a right of setoff or recoupment asserted by any holder of a Claim arising from an Executory Contract or Unexpired Lease are fully reserved and preserved K.Distributions by Liquidation Trust. The Liquidation Trust shall not be obligated to make a distribution on account of the Beneficial Interests that would impair the ability of the Liquidation Trust to pay the expenses incurred by the Liquidation Trust. L.Claims Paid or Payable by Third Parties. 1.Claims Paid by Third Parties. The Liquidation Trustee shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtors or Liquidation Trust. To the extent a holder of such Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtors or the Liquidation Trust on account of such Claim, such holder shall repay, return, or deliver any distribution to the Liquidation Trust, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The Liquidation Trust and the Debtors’ Estates reserve all of their rights, remedies, claims, and actions against any such holders who fail to repay or return any such distribution. 2.Claims Payable by Third Parties. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. ARTICLE VI SUBSTANTIVE CONSOLIDATION The Plan shall serve as a motion by the Debtors seeking entry of an Order substantively consolidating all the Estates of all of the Debtors into a single consolidated estate for all purposes associated with Confirmation and Consummation of the Plan. The entry of the Confirmation Order shall constitute approval by the Bankruptcy Court of the substantive consolidation of the Debtors and their respective Estates for all purposes relating to the Plan, including for purposes of voting, confirmation and distributions. If this substantive 33 60917/0001-21487811v2 consolidation is approved, then for all purposes associated with the Confirmation and Consummation of the Plan, all assets and liabilities of the Debtors shall be treated as though they were merged into a single economic unit, and all guarantees by any Debtor of the obligations of any other Debtor, to the extent such exist, shall be considered eliminated so that any Claim and any guarantee thereof by any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be treated as one collective obligation of the Debtors. Moreover, (a) no distribution shall be made under the Plan on account of any Intercompany Claim or Interest held by any one of the Debtors in any of the other Debtors except to the extent necessary to effect the substantive consolidation provided for herein, (b) all guaranties of any one of the Debtors of the obligations of any of the other Debtors, to the extent such exist, shall be eliminated so that any Claim against any one of the Debtors, and any guaranty thereof executed by any of the other Debtors, shall be one obligation of the consolidated Debtors’ Estates, and (c) every Claim that is timely Filed or to be Filed in the Chapter 11 Cases of any of the Debtors shall be deemed Filed against the consolidated Estates and shall be one Claim against, and one obligation of, the Estates. Notwithstanding any provision of the Plan to the contrary, any holder of multiple Allowed Claims against more than one Debtor that arise from the contractual, joint, joint and several, or several liability of such Debtors, the guaranty by one Debtor of another Debtor’s obligation or other similar circumstances, shall be entitled to one Allowed Claim that, in the aggregate, does not exceed the amount of the underlying Claim giving rise to such multiple Claims. Claims against more than one of the Debtors arising from the same injury, damage, cause of action or common facts shall be Allowed only once as if such Claim were against a single Debtor. Any alleged defaults under any applicable agreement, including executory contracts and unexpired leases, with the Debtors arising from substantive consolidation under the Plan shall be deemed cured as of the Effective Date. As soon as practicable after the Effective Date, the Liquidation Trustee is authorized to and shall submit an order to the Bankruptcy Court under certification of counsel that is in form and substance acceptable to the U.S. Trustee that closes each of the Chapter 11 Cases except the Chapter 11 Case of RTW Retailwinds, Inc. The Debtors’ consolidated estate shall be administered through RTW Retailwinds Inc.’s Chapter 11 Case. Once the Plan has been fully administered, the Liquidation Trustee shall file a final report and a motion seeking a final decree in accordance with Local Rule 3022-1. ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A.Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, all Executory Contracts and Unexpired Leases shall be deemed rejected as of the Effective Date, unless such Executory Contract or Unexpired Lease: (i) was assumed or rejected previously by the Debtors; (ii) previously expired or terminated pursuant to its own terms; (iii) is the subject of a motion to assume Filed on or before the Effective Date; or (iv) has been assumed and assigned to a purchaser of the Debtors’ assets. Notwithstanding the 34 60917/0001-21487811v2 foregoing sentence, any executory contracts that relate to employee benefits shall be deemed to be automatically rejected as of December 31, 2020. Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejection of such Executory Contracts or Unexpired Leases pursuant to sections 365(a) and 1123 of the Bankruptcy Code with such rejection to be effective as of the times set forth above. Unless otherwise indicated, rejection of Executory Contracts and Unexpired Leases pursuant to the Plan shall be effective as of the Effective Date. B.Claims Based on Rejection of Executory Contracts or Unexpired Leases. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court within twenty-one (21) days after (a) service of Notice of the Effective Date for all executory contracts other than executory contracts that relate to employee benefits, (b) January 21, 2020 with respect to executory contracts that relate to employee benefits and (c) service of notice of entry of an order of the Bankruptcy Court (other than the Confirmation Order) approving the rejection of a particular Executory Contract or Unexpired Lease on the counterparty thereto. The Notice of the Effective Date shall indicate that all Executory Contracts and Unexpired Leases that do not fall into one of the four clauses set forth in Article VII.A hereof are deemed rejected as of the Effective Date. The Notice of Effective Date also shall set forth the deadline for filing Proofs of Claim with respect to the same. Absent order of the Court to the contrary, any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed by the applicable deadline will not be considered Allowed and such person or entity shall not be treated as a creditor for purposes of distributions under the Plan. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Class 5 of the Plan, which information shall be included in the Notice of the Effective Date. ARTICLE VIII SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A.Settlement, Compromise, and Release of Claims and Interests. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, or in any contract, instrument, or other agreement or document created pursuant to or in connection with the Plan, the distributions, rights, and treatment that are provided in the Plan shall, except as expressly provided in the Plan, be in complete settlement, compromise, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by 35 60917/0001-21487811v2 employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Subject to the occurrence of the Effective Date, the Confirmation Order shall be a judicial determination of the settlement, compromise, and release of all Claims and Interests against and in the Debtors. B.Liabilities to, and Rights of, Governmental Units. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, nothing in the Confirmation Order or the Plan discharges, releases, precludes, or enjoins: (1) any liability to any Governmental Unit that is not a Claim; (2) any Claim of a Governmental Unit arising after the Effective Date; (3) any police power or regulatory liability to a Governmental Unit that any Entity would be subject to as the owner or operator of any property after the Effective Date; (4) the rights of any Governmental Unit with respect to the transfer or assignment of any license, permit, registration, authorization, or approval, in each case, to the extent provided under applicable law; and/or (5) any liability to a Governmental Unit on the part of any Entity. C.Exculpation. Effective as of the Effective Date, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Exculpated Claim or any obligation, Cause of Action, or liability for any Exculpated Claim; provided, however, that the foregoing exculpation shall have no effect on the liability of any person or Entity that results from any act or omission based on or arising out of gross negligence, fraud or willful misconduct. D.Release 1.Releases by the Debtors Pursuant to section 1123(b) of the Bankruptcy Code and to the fullest extent authorized by applicable law, and except as otherwise specifically provided in the Plan, including, without limitation the Retained Causes of Action, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is expressly, unconditionally, generally, and individually and collectively released, acquitted, and discharged by the Debtors and their Estates from any and all actions, claims, obligations, rights, suits, judgments, damages, demands, debts, rights, remedies, Causes of Action, and liabilities of any nature whatsoever, or any other claim against any Released Party, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, fixed or contingent, liquidated or unliquidated, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, that the Debtors or 36 60917/0001-21487811v2 their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the purchase, sale or rescission of the purchase or sale of, or any other transaction relating to any Security of the Debtors, the Debtors, the Debtors’ restructuring efforts, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the negotiation and consummation of any sale of the Debtors’ assets during the Chapter 11 Cases, the restructuring of Claims and Interests before or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan or related agreements, instruments or other documents (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, however, that the foregoing releases shall have no effect on the liability of any person or Entity that results from any act or omission based on or arising out of gross negligence, fraud or willful misconduct. 2.Consensual Third-Party Releases Unless a holder of a Claim or Interest (i) opts out of the Consensual Third-Party Releases, or (ii) files an objection to the Consensual Third-Party Releases in connection with Plan confirmation that is not resolved before confirmation, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim or Interest shall be deemed to forever release, waive, and discharge the Released Parties of all claims, obligations suits, judgments, damages, demands, debts, rights, remedies, Causes of Action, and liabilities of any nature whatsoever, whether direct or derivative, known, or unknown, foreseen or unforeseen, matured or unmatured, fixed or contingent, liquidated or unliquidated, existing or hereinafter arising, in law, equity, or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, including, without limitation, any of the foregoing based on or relating to, or in any manner arising from, in whole or in part, the purchase, sale or rescission of the purchase, sale, or any other transaction relating to any Security of the Debtors, the Debtors, the Debtors’ restructuring efforts, the Chapter 11 Cases, the Plan, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the negotiation and consummation of any sale of the Debtors’ assets during the Chapter 11 Cases, the restructuring of Claims and Interests before or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan or related agreements, instruments or other documents (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion), upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, however, that the foregoing releases shall have no effect on the liability of 37 60917/0001-21487811v2 any person or Entity that results from any act or omission based on or arising out of gross negligence, fraud or willful misconduct. E.Injunction. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, hold or may hold any Interest in the Debtors or a Claim, Cause of Action, or other debt or liability against the Debtors or against any Released Party that have been released and/or exculpated under the this Plan (the “Released Claims and Interests”) are permanently enjoined from taking any of the following actions against the Debtors, the Estates, the Liquidation Trust, the Liquidation Trustee, the Liquidation Trust Assets, or the Released Parties or their respective predecessors, successors and assigns, subsidiaries, Affiliates, current (as of the Effective Date) directors, officers, principals, shareholders, members, partners, employees, agents, members, financial advisors, attorneys, accounts, investment bankers, consultants, representatives, and other Professionals solely in their respective capacities as such or any property of the same, on account of such Released Claims and Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any lien or encumbrance; (iv) asserting any right of setoff (other than setoffs exercised prior to the Petition Date or agreed upon in writing by the Liquidation Trustee), or subrogation of any kind against any debt, liability or obligation on account of or in connection with or with respect to any Released Claims or Interests; and (c) commencing or continuing in any manner or in any place, any action that does not comply with or is inconsistent with this provision; provided, however, that the foregoing injunction shall have no effect on the liability of any person or Entity that results from any act or omission based on or arising out of gross negligence, fraud or willful misconduct. F.Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to section 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and existent on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. ARTICLE IX CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN A.Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived: 38 60917/0001-21487811v2

1.the Bankruptcy Court shall have entered the Confirmation Order; provided that in accordance with Bankruptcy Rules 3020(e), 6004(h), and 6006(d) (and notwithstanding any other provision of the Bankruptcy Code or the Bankruptcy Rules), the Confirmation Order shall not be stayed and shall be effective immediately upon its entry; 120. all documents and agreements necessary to implement the Plan, shall have (a) all conditions precedent to the effectiveness of such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements, (b) been tendered for delivery, and (c) been effected or executed; 121.the Liquidation Trust Claims Reserve and the Professional Fee Claim Reserve shall have been funded consistent with the terms of the Plan; 122.the Liquidation Trust Agreement shall have been executed and the Liquidation Trust shall have been funded with the Liquidation Trust Assets; and 123.all actions, documents, certificates, and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable Governmental Units in accordance with applicable laws. B.Waiver of Conditions. The conditions to Consummation set forth in Article IX of the Plan may be waived only by prior written consent of the Debtors upon consultation with the Creditors’ Committee, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan. Upon the occurrence of all the conditions to Confirmation and Consummation set forth in Article IX of the Plan, the Debtors shall immediately declare the Effective Date and file the Notice of Effective Date. C.Effect of Failure of Conditions. Unless expressly set forth herein, if the Consummation of the Plan does not occur on or before the date that is one hundred and eighty (180) days following the Confirmation Date, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, any holders or any other Entity; (2) prejudice in any manner the rights of the Debtors, any holders or any other Entity or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holder of any Claim or any other Entity in any respect. ARTICLE X MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN A.Modification and Amendments. Except as otherwise specifically provided in the Plan, the Debtors reserve the right to modify the Plan upon consultation with the Committee, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy 39 60917/0001-21487811v2

Rule 3019 (as well as those restrictions on modifications set forth in the Plan), the Debtors expressly reserve their rights, to revoke or withdraw, to alter, amend, or modify the Plan, one or more times, after Confirmation with the consent of the Creditors’ Committee, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan, with the consent of the Creditors’ Committee. B.Effect of Confirmation on Modifications. Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019. C.Revocation or Withdrawal of Plan. The Debtors reserve the right, to revoke or withdraw the Plan before the Confirmation Date with the consultation of the Creditors’ Committee and to file a subsequent plan. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (l) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of the Claims or Interests or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claim or Interest; (b) prejudice in any manner the rights of the Debtors, any holder of a Claim or Interest, or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors, any holder or any other Entity. ARTICLE XI RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases pursuant to sections 105(a) and 1142 of the Bankruptcy Code; provided, however, that nothing herein shall grant the Bankruptcy Court any jurisdiction which it lacked prior to the Effective Date. The Bankruptcy Court shall retain non-exclusive jurisdiction to hear any other matter not inconsistent with the Bankruptcy Code, including the Causes of Action. ARTICLE XII MISCELLANEOUS PROVISIONS A.Immediate Binding Effect. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all present and former holders of Claims or Interests (irrespective of whether their Claims or Interests are deemed to have accepted 40 60917/0001-21487811v2 the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors each of respective successors and assigns of the foregoing persons and Entities. B.Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors and all holders receiving distributions pursuant to the Plan and all other parties in interest may, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C.Reservation of Rights. Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court enters the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors, with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any of their respective rights with respect to the holders of Claims and Interests or each other before the Effective Date. D.Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or assign, if any, of such Entity. E.Notices. To be effective, all notices, requests, and demands to or upon the Debtors shall be in writing. Unless otherwise expressly provided herein, notice shall be deemed to have been duly given or made when actually delivered or when received and telephonically confirmed, addressed to the following: 1.The Debtors: RTW Retailwinds, Inc, Attention: Marc Schuback, Sr. Vice President, General Counsel and Secretary Email: MSchuback@retailwinds.com ] with a mandated copy (which shall not constitute notice) to: Counsel to Debtors and Debtors in Possession Cole Schotz P.C. 41 60917/0001-21487811v2

Court Plaza North 25 Main Street P.O. Box 800 Hackensack, New Jersey 07602-0800 Attention: Michael D. Sirota, Esq. and Ryan T. Jareck, Esq. Telephone: (201) 489-3000 Facsimile: (201) 489-1536 Email: msirota@coleschotz.com; rjareck@coleschotz.com 2.The Liquidation Trustee: [•] Attention: [•] Email: [•] with a mandated copy (which shall not constitute notice) to: Counsel to the Liquidation Trustee [•] Attention: [•] Email: [•] F.Entire Agreement. Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. G.Exhibits. All exhibits and documents included in the Plan are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above, from the Notice, Claims and Balloting Agent’s website at https://cases.primeclerk.com/rtwretailwinds, or by downloading such exhibits and documents from the Bankruptcy Court’s website at http://www.njb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control. H.Severability of Plan Provisions. If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holdings, alterations or interpretations, the remainder of the terms and 42 60917/0001-21487811v2 provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holdings, alterations or interpretations. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) non-severable and mutually dependent. I.Closing of Chapter 11 Cases. The Liquidation Trust shall promptly, after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and Local Rule 3022-1 and any applicable order necessary to close the Chapter 11 Cases that have been fully administered. J.No Admission Against Interest. Neither the filing of the Plan, the Disclosure Statement, nor any statement contained therein, is or shall be deemed an admission against interest. In the event that this Plan is not consummated, neither this Plan, the Disclosure Statement nor any statement contained therein may be used or relied upon in any manner in any suit, action, proceeding, or controversy within or outside the Bankruptcy Court involving the Debtors. K.No Waiver. Except as otherwise specifically provided herein, nothing set forth in this Plan or the Disclosure Statement shall be deemed a waiver or release of any claims, rights or Causes of Action against any Person other than the Debtors. L.Headings. The article and section headings used in the Plan are inserted for convenience and reference only and neither constitutes a part of the Plan nor any matter affects the terms, provisions or interpretation of the Plan. M.Conflicts. Except as set forth in the Plan, to the extent that any provision of any other document or any exhibits, schedules, appendices, supplements, or amendments of any document referenced in the Plan (the “Plan Related Documents”) conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided that, with respect to any conflict or inconsistency between the Plan or the Plan Related Documents on the one hand, and the Confirmation Order on the other, the Confirmation Order shall govern. N.PBGC. The PBGC is a wholly owned United States government corporation, and an agency of the United States, that administers the defined benefit pension plan termination insurance program under Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”), 43 60917/0001-21487811v2

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29 U.S.C. §§ 1301—1461, as amended (2012 & Supp. IV 2016). The Pension Plan of Local 1102 Pension Fund (Lerner Employees) ("**Pension Plan**") is a single-employer defined benefit pension plan covered by ERISA Debtor. Lerner New York, Inc. is the sponsor of the Pension Plan.

PBGC asserts the Debtors are jointly and severally liable for contributions to the Pension Plan necessary to satisfy the minimum funding standards in ERISA and the Internal Revenue Code ("**IRC**"). *See* 29 U.S.C. §§ 1082, 1083; 26 U.S.C. §§ 412, 430. PBGC also assets the Debtors are jointly and severally liable for insurance premiums owed to the PBGC. *See* 29 U.S.C. §§ 1306, 1307. When an underfunded pension plan terminates with insufficient assets to pay benefits, PBGC generally becomes statutory trustee of the plan and pays benefits to the plan's participants up to statutory limits. The exclusive means of terminating a pension plan are through a (1) a standard termination, 29 U.S.C. § 1341; (2) a distress termination, 29 U.S.C. § 1341(c); or (3) a PBGC initiated termination, 29 U.S.C. § 1342. If the Pension Plan is terminated, PBGC asserts the Debtors will also be jointly and severally liable for the unfunded benefit liabilities of the Pension Plan.

Notwithstanding any provision to the contrary, no provision contained in this Plan, the Confirmation Order, Sale Order, Bankruptcy Code, or any other document filed in any of the Debtors' bankruptcy cases shall be construed as discharging, releasing, exculpating or relieving any Person or any Entity, including the Debtors, Released Parties, or Exculpated Parties, from any liability or responsibility with respect to the Pension Plan under any law, governmental policy, or regulatory provision. The PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability or responsibility against any Person or Entity as a result of any of the provisions of this Plan, the Confirmation Order, Sale Order, Bankruptcy Code, or any other document filed in any of the Debtors' bankruptcy cases. For the avoidance of doubt, the PBGC and Pension Plan opt out of the Third-Party Releases under the Plan.

Dated: October 29, 2020

Respectfully submitted,

RTW RETAILWINDS, INC., *et al.*

By: */s/ Robert Shapiro*
Robert Shapiro, Chief Restructuring Officer

44

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EXHIBIT B [NOTICE OF CONFIRMATION] 60917/0001-21735564v3

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UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW JERSEY

In re:	Chapter 11
RTW RETAILWINDS, INC., *et al.*,	Case No. 20-18445 (JKS)
Debtors.[1]	Jointly Administered

NOTICE OF (A) ENTRY OF THE ORDER CONFIRMING THE JOINT PLAN OF LIQUIDATION RTW RETAILWINDS, INC. AND AFFILIATED DEBTORS PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE; (B) THE EFFECTIVE DATE THEREOF; AND (C) CERTAIN DEADLINES

TO CREDITORS, HOLDERS OF CLAIMS AND INTERESTS, AND PARTIES IN INTEREST, PLEASE TAKE NOTICE THAT:

1. **Confirmation of the Plan.** On _____ __, 2020, the Honorable John K. Sherwood, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of New Jersey (the "**Court**"), entered the *Findings of Fact, Conclusions of Law, and Order (I) Confirming the Joint Plan of Liquidation of RTW Retailwinds, Inc. and Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code* [Docket No. ___] (the "**Confirmation Order**") Confirming the *Joint Plan of Liquidation of RTW Retailwinds, Inc. and Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code* [Docket No. 523] (as further modified, supplemented and amended including all attachments and exhibits thereto, the "**Plan**").[2]

2. **Effective Date of the Plan.** All conditions precedent to occurrence of the Effective Date of the Plan have been satisfied or waived. The Effective Date of the Plan occurred on _____ __, 2020.

3. **Copies of the Plan and the Confirmation Order.** Copies of the Confirmation Order, Disclosure Statement, the Plan, and related documents, are available free of charge at https://cases.primeclerk.com/rtwretailwinds/Home-Index, or for a fee at the Court's website at http://www.njb.uscourts.gov. The Confirmation Order, Disclosure Statement, Plan, and related documents also are available for inspection during regular business hours in the office of the

[1] The Debtors in these chapter 11 cases and the last four digits of each Debtor's federal tax identification number, as applicable, are as follows: RTW Retailwinds, Inc. (1445); Lerner New York Holding, Inc. (2460); Lernco, Inc. (4787); Lerner New York, Inc. (2137); New York & Company, Inc. (4569); Lerner New York GC, LLC (6095); Lerner New York Outlet, LLC (6617); New York & Company Stores, Inc. (6483); FTF GC, LLC (7341); Lerner New York FTF, LLC (6279); Fashion to Figure, LLC (6997); FTF IP Company, Inc. (6936). The Debtors' principal place of business is 330 W. 34th St., 9th Floor, New York, New York 10001.

[2] All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

60917/0001-21735564v3

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Clerk of the Court for the District of New Jersey (the "**Clerk**"), Martin Luther King Jr. Building, 50 Walnut Street, Newark, NJ 07102.

4. **Administrative Claims Bar Date.** Pursuant to the Confirmation Order, the deadline for filing proofs of claim or requests for payment of Administrative Claims arising on or after July 13, 2020 ("**Administrative Expense Requests**") is twenty-one (21) days from the date of service of this Notice, which is **December --, 2020**. All Administrative Expense Requests should be filed with the Court in accordance with the terms of the Plan and the Confirmation Order. Administrative Expense Requests will be deemed timely filed only if **actually filed with the Court** on or before **December --, 2020 at 4:00 p.m. (ET)** (the "**Administrative Claims Bar Date**"). Administrative Expense Requests may **not** be delivered by facsimile, telecopy, or electronic mail transmission to the Clerk or the Debtors.

If you are required to file an Administrative Expense Request pursuant to the Confirmation Order and fail to do so by the Administrative Claims Bar Date, your untimely Administrative Expense Claim will not be considered Allowed, and you will not be treated as a creditor for purposes of distributions with respect to such claim, and you shall be entitled to no distribution under the Plan with respect to such claim.

5. **Professional Fee Claims Bar Date.** Pursuant to the Confirmation Order, any Entity seeking an award by the Court of compensation or reimbursement of expenses in accordance with sections 328, 330, or 331 of the Bankruptcy Code or entitled to priorities established pursuant to section 503 of the Bankruptcy Code shall (1) file with the Clerk no later than twenty-one (21) days after the Effective Date which is **December --, 2020 at 4:00 p.m. (ET)** (the "**Professional Fee Claims Bar Date**"), an application, including, without limitation, a final fee application, for such award of compensation or reimbursement; (2) serve a copy thereof, together with exhibits and schedules related thereto, upon (i) counsel to the Debtors, Cole Schotz P.C., 25 Main Street, Hackensack, New Jersey 07601 (Attn: Michael D. Sirota, Esq. and Ryan T. Jareck, Esq.); (ii) the Office of the United States Trustee, One Newark Center, 1085 Raymond Boulevard, Suite 2100, Newark, NJ 07102 (Attn: Fran B. Steele, Esq. and David Gerardi, Esq.); (iii) counsel to the Committee, Pachulski Stang Ziehl & Jones LLP, 780 Third Avenue, 34th Floor, New York, NY 10017 (Attn: Bradford J. Sandler, Esq. and Paul J. Labov, Esq.) and Kelley Drye & Warren LLP (Attn: James Carr, Esq. and Dana P. Kane, Esq.) and (iv) counsel for the administrative agent under the Debtors' pre-petition revolving credit facility, Wells Fargo Bank, N.A., c/o Otterbourg P.C., 230 Park Ave., New York, NY 10169 (Attn: Daniel Fiorillo, Esq. and Chad B. Simon, Esq.); and (3) comply with the applicable requirements for such claim.

6. **Rejection Bar Date.** On the Effective Date, all Executory Contracts and Unexpired Leases shall be deemed rejected as of the Effective Date, unless such Executory Contract or Unexpired Lease: (i) was assumed or rejected previously by the Debtors; (ii) previously expired or terminated pursuant to its own terms; (iii) is the subject of a motion to assume Filed on or before the Effective Date; or (iv) has been assumed and assigned to a purchaser of the Debtors' assets. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Court and served on the Liquidation Trustee by the earlier of (a) twenty-one (21) days after service of this Notice, which is **December --, 2020 at 4:00 p.m. (ET)**, (b) twenty-one (21) days after service of notice of entry of an order of the Court (other than the Confirmation Order) approving the

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rejection of a particular Executory Contract or Unexpired Lease on the counterparty thereto, or (c) such other date as established pursuant to the Court’s Order Authorizing and Approving Procedures for Rejection of Executory Contracts and Unexpired Leases [Docket No. 81] and applicable notices filed and served by the Debtors pursuant thereto. Absent order of the Court to the contrary, any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed by the applicable deadline will not be considered Allowed and such person or entity shall not be treated as a creditor for purposes of distributions under the Plan with respect to such claim. 7.Renewed Request for Post-Effective Date Notice Pursuant to Bankruptcy Rule 2002. After the Effective Date, to continue to receive notice of documents pursuant to Bankruptcy Rule 2002, all Creditors and other parties in interest must file a renewed notice of appearance with the Bankruptcy Court requesting receipt of documents pursuant to Bankruptcy Rule 2002. 8.Binding Nature of Plan. The Plan and its provisions are binding on the Debtors and any holder of a Claim against, or Interest in, the Debtors, and such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired by the Plan and whether or not such holder voted to accept or reject the Plan. Dated: , 2020 COLE SCHOTZ P.C. By: Michael D. Sirota, Esq. Stuart Komrower, Esq. Ryan T. Jareck, Esq. Matteo Percontino, Esq. Court Plaza North 25 Main Street P.O. Box 800 Hackensack, NJ 07601 Telephone: (201) 489-3000 Facsimile: (201) 489-1536 Email: msirota@coleschotz.com skomrower@coleschotz.com rjareck@coleschotz.com mpercontino@coleschotz.com Attorneys for Debtors and Debtors in Possession 3 60917/0001-21735564v3